                                                                    EXHIBIT 4.25
                                                              (Free Translation)

                            COMMON TERMS AGREEMENT

This Common Terms Agreement ("the Agreement") shall be executed, in accordance with the law, by the following parties ("The Parties"):

      (a) the financial institutions listed and qualified in "Annex 1" to this Instrument ("Creditor Institutions"); and

      (b) the companies listed and identified in "Annex 2" to this Agreement, ("Net Group Companies"), represented herein in the terms of their respective By-Laws, as per the case.

                                     WHEREAS

(1) certain Net Group Companies were originally debtors with regard to a series of loans contracted within Brazil and outside it ("the Original Loans"), which were not paid in accordance with the terms of their respective instruments;

(2) the Net Group Companies, collectively represented by Net Servicos de Comunicacao S.A. ("Net Servicos"), the direct and indirect holding for the capital stock of the Net Group Companies, have negotiated a restructuring plan with their creditors ("the Creditors") for the financial indebtedness of the Net Group Companies (the "Restructuring Plan"), which was the object of a material fact disseminated by Net Servicos on June 28, 2004;

(3) as part of the Restructuring Plan, Net Servicos has, on its own behalf and in the name of certain Net Group Companies, executed with each of the Creditor Institutions, the Instruments of Debt Confession and/or loan agreements listed and identified in "Annex 3" to this Agreement ("Instruments of Debt Confession"), which are governed not only by their own terms and conditions, but also by the terms and conditions of this Agreement;

(4) the terms beginning with capital letters mentioned in this Agreement that have not been otherwise defined herein, shall have the same meanings attributed to them as that in the Instruments of Debt Confession or in the Glossary forming a part of this Agreement in the form of its "Annex 4";

GIVEN THE ABOVE, and considering the mutual covenants contained in this Agreement and other firm and valid mutual obligations, whose existence and sufficiency are recognized herein, the Parties hereby resolve and agree on the following:

CLAUSE 1 APPLICATION AND EFFECTIVENESS OF THE AGREEMENT

This Agreement shall apply to the Instruments of Debt Confession as if it were an integral part of the same Instruments. This Agreement shall become valid from the date of its signing, and as authorized by Law 10,406/02 (the "New Brazilian Civil Code"), shall only enter into effect from the Date of Effectiveness, as defined in each of the Instruments of Debt Confession.

CLAUSE 2 OBLIGATIONS OF NET GROUP COMPANIES

Starting from the current date until the date on which the entire Confessed Debt has been entirely and unequivocally paid, the Net Group Companies undertake to comply with the obligations listed below. The references and obligations attributed to Net Servicos shall be considered as references and obligations for all Net Group Companies, jointly and severally and without benefit of order.

2.1 UNSCHEDULED OBLIGATORY AMORTIZATION

2.1.1. The Net Group Companies undertake, in accordance with the terms and conditions of the Intercreditor Agreement, to carry out an early partial amortization of the Unit Nominal Value in same proportion for all the Debentures, without this implying the payment of any penalty or premium by Net Servicos, in the events described in items (I) to (V) below. Such amortizations shall be accompanied by Remuneratory Interest due at the time and calculated pro rata temporis. Any Unscheduled Obligatory Amortization shall be carried out considering at all times the inverse order of maturity of the installments of the Principal Value.

(I) "EXCESS CASH FLOW"

On June 15, 2006 and on June 15, for each successive year, Net Servicos shall amortize the Principal Value for an amount equal to the product of (i) the Prepayment Percentage and the (ii) amount relating to the Excess Cash Flow Prepayment Amount of the previous fiscal year, if any.

(II) PREPAYMENT OF SENIOR SECURED INDEBTEDNESS

At most 5 (five) business days prior to the voluntary prepayment, voluntary redemption, repurchase or voluntary purchase of any Senior Secured Indebtedness, or any other Indebtedness of Net Servicos in existence on the date of signing of this agreement, Net Servicos shall notify the Creditor Institutions with regard to the prepayment of the Principal Value for an amount equal to the product of
i) the Voluntary Prepayment Percentage and (ii) the principal amount of the same prepayment, redemption, repurchase or purchase.

(III) NEW DEBT

Within at most 5 (five) business days of the date on which Net Servicos incurs new Indebtedness (that is not Permitted Indebtedness, except in the case of Indebtedness for Refinancing, incurred for the first time by Net Servicos with regard to the Senior Secured

Indebtedness), Net Servicos shall notify the Creditor Institutions with regard to the prepayment of the Principal Value for an amount equal to the product of
i) 80% (eighty per cent) of (ii) the product of (a) the Prepayment Percentage and (b) the Cash Proceeds arising from the Indebtedness incurred or issued by Net Servicos and its Restricted Subsidiaries.

(IV) ISSUANCE OF SHARES

(a) Within at most 5 (five) business days of the effective receipt by Net Servicos of the proceeds of the full payment or sale of all the shares issued by the same Net Servicos for the purpose of implementing its Restructuring ("Issuance of Restructuring Shares"), and in the event that the average price of these shares is greater than R$ 0.35 (thirty five centavos) per share, Net Servicos shall notify the Creditor Institutions with regard to the prepayment of the Principal Value for an amount equivalent to the product of i) the Prepayment Percentage and (ii) the Excess Proceeds of the Closing Equity Issuance. The proceeds of the Issuance of Restructuring Shares that are not applied, or required to be applied, to prepay the securities under this clause 2.1.1(IV)(i) may be applied by the Issuer for any purpose, including, without limitation, to the repayment of the Bridge Loan.


(b) Within at most 5 (five) business days of the issue of any Equity Interest by Net Servicos (excepting the Issuance of Restructuring Shares), the same Net Servicos shall notify the Creditor Institutions with regard to the prepayment of the Principal Value for an amount equal to the product of i) 70% (seventy per cent) of (ii) the Prepayment Percentage applicable to the Cash Proceeds arising from the issue of an Equity Interest by Net Servicos (excepting the Issuance of Restructuring Shares). In the event that, on the date immediately prior to the issue date of the Equity Interest, the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries are less than the Minimum Cash Balances, the Net Proceeds arising from the same issue of the Equity Interest shall be considered as having been reduced by an amount equivalent to the difference between (i) the Minimum Cash Balance and (ii) the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries, on the same date:

(V) ASSET SALES

Net Servicos shall not carry out nor shall it permit its Restricted Subsidiaries to carry out Asset Sales, except where:

(i) Net Servicos or a Restricted Subsidiary, as per the case, receives payment which, on the date of Sale of the Assets, is at least equivalent to the Fair Market Value of the assets in question, or the Equity Interest issued or sold, disposed of, ceded or otherwise transferred;

(ii) at least 80% (eighty per cent) of the payment received by Net Servicos or any one of its Restricted Subsidiaries is in cash. For the purposes of this Clause, each one of the items below shall be considered as a cash payment:

            (a) Cash Equivalents;

            (b) Titles and securities received by Net Servicos or any of its Restricted Subsidiaries that are converted into cash by Net Servicos or any of its Restricted Subsidiaries immediately or within at most 30 (thirty) days.

Within 60 (sixty) days of any Asset Sale, Net Servicos shall notify the Creditor Institutions with regard to the prepayment of the Principal Value for an amount equivalent to the product of i) the Prepayment Percentage and (ii) the lesser of
(a) 80% (eighty per cent) of
the Net Proceeds from the Asset Sale and (b) the greater of (I) 50% (fifty per cent) of the Net Proceeds from the Asset Sale and (II) the same Net Proceeds from the Asset Sale minus any portion/installment that shall be assigned to Capital Expenditures.

For the Purposes of this Clause and of Clause 2.1.4, at most 50% (fifty per cent) of the Net Proceeds of the respective Asset Sale may be used for Capital Expenditures.

2.2. NOTIFICATION OF PREPAYMENT

2.2.1. Any notification to be sent by Net Servicos to the Creditor Institutions with regard to prepayments to be realized in accordance with Clause 2.1 of this Agreement must specify the date on which the relevant prepayment is made. Notwithstanding the above, this date of prepayment may not occur less than 5
(five) business days nor more than 30 (thirty) business days after the delivery date for the corresponding notification to the Creditor Institutions, except in the event described in Clause 2.1.1 IV (a), in which Net Servicos may carry out the prepayment independently of any notification.

2.3. OBLIGATORY AMORTIZATION DUE TO CHANGE IN CONTROL

2.3.1. In the event of a Change in Control of Net Servicos, as described in this Agreement or in the Debt Instruments, Net Servicos undertakes to amortize the entire Principal Value outstanding with regard to the Instruments of Debt Confession held by Creditor Institutions that, individually, express their interest in amortizing part or all (at the discretion of the relevant Creditor Institution) of the Principal Value of the Instruments of Debt Confession held by the same institutions, for an amount equal to the relevant corrected Principal Value, plus applicable Interest until the payment date, calculated pro rata temporis.

2.3.1.1. For the purposes of Clauses 2.3.1 of this Agreement, it will not be considered a Change of Control Event the transfer of Control to: (i) Globo Comunicacoes e Participacoes S.A. or its Affiliates; or (ii) Telefonos de Mexico S.A. or its Affiliates.

2.3.2. For the purposes of the above, Net Servicos shall notify the Creditor Institutions of the occurrence of a Change in Control within at most 5
         (five) business days calculated from the occurrence of the Change of Control.

2.3.3. The Creditor Institutions that wish to amortize the Principal Value due to them shall, within 15 (fifteen) calendar days of receipt of notification from Net Servicos, express this interest in amortizing the relevant Principal Value in writing.

2.3.4. Net Servicos must amortize the Principal Value within 30 (thirty) calendar days of the date of receipt of notification, in writing, from the Creditor Institutions, informing the same party of their interest in amortizing the relevant Principal Value.

2.3.5. Net Servicos shall not be obliged to carry out the amortization mentioned in Clause 2.3.1 in the event that a third party carries out the same amortization, on behalf of and by order of Net Servicos, in accordance with the terms and conditions described in Clauses 2.3.1. to
         2.3.4 above. In such an event, the same third party shall subrogate the rights relating to the credits that it amortizes.

2.4. LOCATION AND FORM OF PAYMENT

2.4.1. The payments to which the Creditor Institutions are entitled by virtue of the terms of this Agreement shall be carried out in the same location and in the same form as the payments of the Principal Value and Interest established in the Instruments of Debt Confession.

2.5. EXTENSION OF DEADLINES

2.5.1. Deadlines for the payment of any obligation established in or arising from this Agreement shall be considered to be automatically extended until the first subsequent business day, without any increase in interest or any other overdue charge to the values to be paid, whenever the payment date coincides with a national holiday, a Saturday or Sunday or a bank holiday in the city of Sao Paulo.

2.6.   MAINTENANCE OF NET SERVICOS AND ITS RESTRICTED SUBSIDIARIES

2.6.1. Net Servicos undertakes to maintain and to ensure that its Restricted Subsidiaries maintain: (i) its companies validly open with all necessary registers; and (ii) the rights, licenses, concessions, privileges, titles to property and franchises necessary for the normal conduct of its respective business activities, except in the case that a failure to maintain such licenses of concessions has no adverse impact on the capacity of Net Group Companies to comply with the obligations assumed herein and does not affect the risk of the Creditor Institutions with regard to the receipt of the payment obligations of Net Group Companies. This limitation shall not prevent the events expressly established in this Instrument regarding (a) the sale, disposal, transfer or other form of assignment of its Restricted Subsidiaries or any one of its assets, in accordance with the terms of this Agreement, (b) the liquidation, dissolution or division of the Restricted Subsidiaries listed in `Annex 6' to this Agreement, provided that, in the event of a division, the divided company and the separated portion remain under the control of Net Servicos or its Restricted Subsidiaries, or (c) an incorporation or merger between Restricted Subsidiaries.

2.6.2. Net Servicos undertakes to maintain, and to ensure that its Restricted Subsidiaries obtain and maintain, all the authorizations and licenses required for the compliance with all the obligations established in this Agreement and in the Pledge Agreements

2.7. MAINTENANCE OF ASSETS

2.7.1. Net Servicos undertakes to maintain, and to ensure that its Restricted Subsidiaries maintain in good conditions of use, their assets that are necessary for the normal conduct of their respective business activities, excepting cases of depreciation or natural wear and tear of the assets in question, unless the failure to maintain the same in good conditions of use does not adversely affect in any way, the capacity of Net Group Companies to comply with the obligations assumed herein and does not adversely affect the risk of the Creditor Institutions with regard to the receipt of the payment obligations from Net Group Companies.

2.8. MAINTENANCE OF INSURANCE POLICIES

2.8.1. Net Servicos undertakes to maintain and ensure that its Restricted Subsidiaries maintain, their principal assets insured in accordance with current market practices for the business area of Net Servicos.

2.9.   RESTRICTION ON NEW LIENS

2.9.1. Net Servicos is prohibited from creating, incurring or assuming any Lien (excepting the Permitted Liens) on any of its goods and assets, or any funds arising from the same goods and assets, in order to guarantee any Debt, unless the same Lien is intended to guarantee the Principal Value due to each Creditor Institution in the same proportion, whether previously or concomitantly, to the Indebtedness in question, with Net Servicos undertaking to ensure that its Restricted Subsidiaries observe the bar contained herein.

2.10. RESTRICTION ON NEW INDEBTEDNESS

2.10.1 Net Servicos shall maintain, on the last day of each fiscal quarter, in accordance with the table below, a Consolidated Interest Expense Ratio that is greater than the index indicated below for the relevant date:

              PERIOD                    INDEX
------------------------------------    -----
October 31, 2004 - December 31, 2004    1.10
January 1, 2005 - December 31, 2005     1.25
January 1, 2006 - December 31, 2006     1.35
January 1, 2007 - December 31, 2007     1.90
January 1, 2008 - December 31, 2008     2.70
After January 1, 2009                   4.80

2.10.2. Net Servicos shall maintain, on the last day of each fiscal quarter, in accordance with the table below, a Consolidated Leverage Ratio that is less than the index indicated below for the relevant date:

             PERIOD                    INDEX
------------------------------------   -----
October 31, 2004 - December 31, 2004    3.2
January 1, 2005 - December 31, 2005     3.0
January 1, 2006 - December 31, 2006     2.5

January 1, 2007 - December 31, 2007     2.0
After January 1, 2008                   1.5

2.10.3. Net Servicos is prohibited from Contracting, directly or indirectly, new Indebtedness, with the same party undertaking to ensure that its Restricted Subsidiaries observe the bar contained herein. At the same time, Net Servicos and its Restricted Subsidiaries may contract new Indebtedness in the event that, on the date of incurring the Indebtedness in question:

(a) The "Consolidated Interest Expense Ratio" is greater than the index indicated below for the relevant date:

PERIOD                                 INDEX
------------------------------------   -----
October 31, 2004 - December 31, 2004   1.10
January 1, 2005 - December 31, 2005    1.25
January 1, 2006 - December 31, 2006    1.35
January 1, 2007 - December 31, 2007    1.90
January 1, 2008 - December 31, 2008    2.70
After January 1, 2009                  4.80

(b) the "Consolidated Leverage Ratio" is less than the index indicated below for the relevant date:

PERIOD                                 INDEX
------------------------------------   -----
October 31, 2004 - December 31, 2004    3.2
January 1, 2005 - December 31, 2005     3.0
January 1, 2006 - December 31, 2006     2.5
January 1, 2007 - December 31, 2007     2.0
After January 1, 2008                   1.5

2.10.4. Providing that the above conditions are observed, Net Servicos and its Restricted Subsidiaries may, at any time, incur the following Indebtedness (collectively termed "Permitted Debt"):

      (i) (a) Senior Secured Indebtedness, (b) any Indebtedness in existence on the date of signing of this Agreement (including, without limitation, the Bridge Loan), and (c) any Refinancing Indebtedness of any of the obligations described in subitems (a) and (b);

      (ii) Indebtedness of Net Servicos with any one of its Restricted Subsidiaries, as well as any of the Restricted Subsidiaries with Net Servicos or with any other Restricted Subsidiary;

      (iii) Indebtedness arising from any Lien created or whose existence is permitted in accordance with the terms of Clause 2.9 above;

      (iv) Indebtedness relating to (a) letters of credit or other instruments and similar obligations issued with regard to operations arising in its normal course of business; (b) surety bonds, performance bonds and other similar instruments incurred during its normal course of business, or (c) Hedging operations realized during the normal course of its business for non-speculative purposes;

      (v) Purchase obligations, capitalized lease obligations and any Refinancing Indebtedness related to the same, whose total aggregate principal amount at no time exceeds the Fair Market Value on the date of acquisition of the goods or assets acquired in conjunction with the agreements in question, and whose global principal amount outstanding does not, at any time, exceed R$ 30,000,000.00 (thirty million Brazilian reais) corrected by the IGP-M Adjustment on January 1 of each fiscal year subsequent to January 1, 2004;

      (vi) Indebtedness arising from checks, bills of exchange or other similar instruments issued or drawn on without the corresponding provision of funds, provided that the same Indebtedness is extinguished within 5 (five) business days of its occurrence;

      (vii) Indebtedness of any Restricted Subsidiary in existence on the date on which the same Restricted Subsidiary was acquired by Net Servicos, or the Indebtedness of another Person that was assumed by the Restricted Subsidiary as the result of the eventual acquisition of assets owned by the same Person by the Restricted Subsidiary (in any case, other than the Indebtedness Incurred through the acquisition), as well as any Refinancing Indebtedness related to such operations, provided that Net Servicos is qualified to incur at least the amount in Brazilian reais equivalent to US$ 1.00 (one U.S. dollar) of additional Indebtedness after the conclusion of the same acquisition, in accordance with the terms of Clause 2.10;

      (viii) Indebtedness whose aggregate principal amount does not exceed, at any time, R$ 10,000,000.00 (ten million Brazilian reais) corrected by the IGP-M Adjustment on January 1 of each fiscal year subsequent to January 1, 2004

      (ix) Guarantees of the Principal Values and guarantees of the Indebtedness that are not prohibited by this Agreement.

2.10.5. For the purposes of compliance with this Clause, as well as the determination of the outstanding principal value of any Indebtedness incurred in accordance with this Clause 2.10.3:

      (a) any obligation of the principal debtor within the context of the Indebtedness (or of any third-party that may have Incurred the same Indebtedness in accordance with the terms of Clause 2.10.3), arising from any guarantee, lien or surety letter guaranteeing the same Indebtedness, shall be disregarded to the degree that the same guarantee, lien or surety letter guarantees the principal value of the same Debt;

      (b) in the event that the Indebtedness satisfies the criterion of more than one type of Permitted Debt, Net Servicos may, at its sole discretion, classify the same kind of Indebtedness and shall only be obliged to include the value and type of indebtedness in one of the classifications of Permitted Debt;

      (c) the value of Indebtedness issued at a discount shall be equivalent to its book value, in accordance with Brazilian GAAP.

2.11. RESTRICTIONS ON THE REALIZATION OF CERTAIN PAYMENTS

2.11.1. Net Servicos shall not declare or pay, or allow its Restricted Subsidiaries, whether directly or indirectly, to declare or pay dividends or interest on their own shareholders' funds or on any other participation in profits to holders of an Equity Interest in Net Servicos or any of its Restricted Subsidiaries (including, but not limited to, any payment relating to mergers, acquisitions or incorporations involving Net Servicos and/or its Restricted Subsidiaries), until the final amortization of the Principal Value, excepting dividends and other payments that are made with regard to Equity Interests in Net Servicos and/or its Restricted Subsidiaries that do not carry any obligation binding on Net Servicos and/or its Restricted Subsidiaries to repurchase or redeem the same.

2.11.2. Net Servicos is barred from carrying out any operation entailing the acquisition, amortization, redemption or repurchase (including, but not limited to, mergers, acquisitions or incorporations involving Net Servicos) of Equity Interests, as per the case (with the exception of those related to the Equity Interests held by Net Servicos or by its Restricted Subsidiaries), with Net Servicos undertaking to ensure that its Restricted Subsidiaries respect the bar contained herein (all payments and provisions established in Clauses 2.11.1 and 2.11.2 shall, collectively, be termed, "Restricted Payments").

2.11.3. Net Servicos is barred from realizing any Investment that is not a Permitted Investment, undertaking to ensure that its Restricted Subsidiaries respect the bar contained herein.

2.11.4. Notwithstanding the prohibitions listed in Clauses 2.11.1 to 2.11.3 above, Net Servicos and its Restricted Subsidiaries may, henceforth, without any restriction or limitation, make the following payments and take the following provisions (each one of which is termed a "Permitted Payment"):

      (a) any payment, distribution, amortization, redemption, acquisition or repurchase (1) that constitutes interest on shareholders' funds and that is capitalized immediately and in full in the Restricted Subsidiaries; (2) that is required of Net Servicos or any of its Restricted Subsidiaries by law or as a provision of its By-Laws in force on date of signing of this Agreement;

      (b) the payment of any dividend, distribution or any other form of payment by a Restricted Subsidiary to Net Servicos or to the holders of Equity Interests, provided that the holders of the same Equity Interests are under the control of Net Servicos and the payment is made in pro rata form;

      (c) any payment, distribution, amortization, redemption, acquisition or repurchase of an Equity Interest by Net Servicos or by any person under its direct or indirect control to the Management Investors, provided that the aggregate amount paid with regard to the same payment, distribution, amortization, redemption, acquisition or repurchase of an Equity Interest does not exceed R$ 2,000,000.00 (two million Brazilian reais) in any 12 (twelve) month period;

      (d) the repurchase, redemption or any other form of acquisition of any Equity Interest in CMA Participacoes S.A. up to an amount of R$ 500,000.00 (five hundred thousand Brazilian reais), held by Persons other than Net Servicos and its Restricted and Unrestricted Subsidiaries.

2.12. RESTRICTION ON THE MODIFICATION OF DIVIDEND PAYMENT POLICY

2.12.1. Net Servicos is barred from voting in favor of any changes in policy relating to the dividends of the Unrestricted Subsidiaries that may increase their respective distributions of dividends, with Net Servicos undertaking to ensure that its Restricted Subsidiaries respect the prohibition contained herein.

2.13. RESTRICTION ON OPERATIONS WITH AFFILIATES

2.13.1. Net Servicos is barred from executing or implementing any transaction or contract with any Affiliates, unless this operation with Affiliates, directors, board members or administrators ("Operation with Affiliates") is carried out under market conditions and serves the interests of Net Servicos and its Restricted Subsidiaries, with Net Servicos undertaking to ensure that its Restricted Subsidiaries respect the bar contained herein.

2.13.1.1. This provision shall not apply to:

      (a) any Restricted Payment or Permitted Payment authorized in accordance with Clause 2.11 above, any Permitted Investment, or any other transaction specifically excluded from the definition of the term `Restricted Payment'.

      (b) the execution, maintenance and compliance with any work agreement, collective labor agreement, benefit plan, program or any other similar agreement executed in the normal course of its business, including vacations, insurance policies, health and retirement plans;

      (c) payment, in the normal course of its business, of remuneration, premiums, bonuses or indemnities or any issue or grant of shares, options or other securities to employees, directors or board members;

      (d) any operation between Net Servicos and a Restricted Subsidiary or between Restricted Subsidiaries;

      (e) any operation arising from agreements in existence on the date of signing of this Agreement.

2.14 RESTRICTION ON CAPITAL EXPENDITURES

2.14.1. Unless otherwise permitted within this Agreement, Net Servicos is barred from realizing any Capital Expenditure, and undertakes to ensure that its Restricted Subsidiaries respect the same bar, (excepting any Capital Expenditure that constitutes a Permitted Investment or that is carried out using the proceeds from Asset Sales, in accordance with the terms of Clause 2.1.1. (V)), where the same investment:

(i)   exceeds:

            (a) for the fiscal year ended December 31, 2004, an amount in Brazilian reais equivalent to US$ 50,000,000.00 (fifty million U.S. dollars), and

            (b) in the case of any year subsequent to 2004, the amount resulting from the updating of the value in Brazilian reais equivalent to US$ 50,000,000.00 (fifty million U.S. dollars), corrected by the U.S. consumer price index from December 31, 2003 until the last day of the fiscal year immediately prior to that of the Capital Expenditure;

(ii) during any fiscal quarter, exceeds 50% (fifty per cent) of the maximum applicable limit for the respective fiscal year that includes the same quarter, with the proviso, however, with regard to items (i) and (ii) above, in the event that in any fiscal year the amount of Capital Expenditures permitted by this Clause exceeds the amount of Capital Expenditures effectively realized by Net Servicos and its Restricted Subsidiaries (this excess amount termed the "Excess Amount"), the same Net Servicos and its Restricted Subsidiaries shall be entitled to make additional Capital Expenditures in the fiscal year immediately following, equal to that permitted in accordance with subitem (i) of this Clause, plus the lesser of (x) the Excess Amount and (y) 20% (twenty per cent) of the amount of Capital Expenditures that would be permitted with regard to the previous fiscal year.

2.14.2. The limitation on Capital Expenditures established above shall immediately cease as and when the Financial Leverage Index, determined at the end of 4 (four) consecutive fiscal quarters and prior to the date of the same Capital Expenditure, is equal to or less than 1 to 1. For the purposes of calculating the Capital Expenditure realized in any given fiscal year, any value for Capital Expenditures arising in the preceding fiscal year whose use is permitted shall be considered as having been used primarily in that fiscal year.

2.14.3. For the purposes of calculating the value of the Capital Expenditure, the amount in other currencies equivalent to the value in U.S. dollars defined in Clause 2.14.1 (i.a), shall be calculated on the basis of the average Exchange Rate (as defined in the Instruments of Debt Confession) for the month in which the Capital Expenditure was realized or contracted.

2.15. RESTRICTION ON THE DESIGNATION OF RESTRICTED OR UNRESTRICTED SUBSIDIARIES

2.15.1.On the date of signing of this Agreement, all of the subsidiaries of Net Servicos shall be considered to be Restricted Subsidiaries, with the exception of Televisao Cabo Criciuma Ltda. and TV Cabo e Comunicacoes de Jundiai S.A. Net Servicos shall not designate any subsidiary as Unrestricted. However, any Person that is not a subsidiary of Net Servicos on the date of signing of this Agreement may be designated as an Unrestricted Subsidiary by resolution of the Meeting of the Board of Directors at the time of its acquisition or creation, provided that:

      (a) at the time of the designation in question, the same subsidiary is not the owner, whether directly or indirectly, of (i) any share or quota representing the capital stock, equity interests, partner's rights, participation certificates or any other titles that carry the right to a share in the profits or Indebtedness of any Restricted Subsidiary that is not simultaneously designated as an Unrestricted Subsidiary or (ii) any share or quota representing the capital stock or Indebtedness of Net Servicos;

      (b) the Investment in the same subsidiary is permitted at the time of its designation in accordance with the terms of Clause 2.11 above;

      (c) the same subsidiary does not hold any applicable license, permit or authorization to exploit any Permitted Business on the date of signing of this Agreement;

      (d) considering that all the transactions or agreements between each subsidiary and Net Servicos or any Restricted Subsidiary were executed at the time of the designation, such transactions and agreements would be permitted in accordance with the provisions of Clause 2.13; and

      (e) immediately after the same designation becomes effective, no event shall be in progress that is an Early Maturity Event or that, through notification or with the passage of time, becomes an Early Maturity Event..

2.15.3. The Board of Directors may redesignate any Unrestricted Subsidiary as a Restricted Subsidiary, if, immediately after the same redesignation takes effect, (a) there is no Early Maturity Event; and (b) Net Servicos may incur additional Debt, for an amount in Brazilian reais equivalent to US$ 1.00 (one U.S. dollar), in accordance with the terms of

Clause 2.10.3.

2.15.4. Net Servicos undertakes to ensure that each and any Restricted Subsidiary is a joint and several debtor, in accordance with the terms and conditions of this Agreement and the Pledge Agreements, also undertaking to ensure that all the documents required to formalize this condition of a joint and several debtor are duly signed.

2.16. RESTRICTIONS ON MERGERS, INCORPORATIONS AND ASSET SALES

2.16.1. Net Servicos is barred, whether by means of an isolated operation or a series of operations, from merging with any Person, disposing of, transferring, leasing or disposing in any other way of all or a substantial part of its assets to any Person or Persons, or executing any operation with a similar result; Net Servicos further undertakes to guarantee that its Restricted Subsidiaries are not a party to any operation or series of operations that may, cumulatively, result in the sale, transfer, leasing or disposal of all or a substantial part of the assets of Net Servicos and its Restricted Subsidiaries, considered in consolidated form, to any Person or Persons (excepting the Restricted Subsidiaries listed in "Annex 2", which shall observe the terms of Clause 2.6), unless, cumulatively:

      (a) Net Servicos or an eventual Restricted Subsidiary, as per the case, is the surviving Person after the operation, or the Person arising from the merger, or with which Net Servicos or an eventual Restricted Subsidiary has merged, or that has acquired or leased the assets owned by Net Servicos or any Restricted Subsidiary (in any of these cases, the "Surviving Person"), is a company organized and validly in existence under the laws of the Federal Government of Brazil or of any state of the United States of America, and the Surviving Person expressly assumes (jointly and severally with Net Servicos or the Restricted Subsidiary in question, if any, unless these Persons cease to exist as the result of a merger or incorporation), by means of an amendment to the Agreement, all the obligations contracted by Net Servicos or any Restricted Subsidiary, as per the case, by virtue of this Agreement;

      (b) immediately after executing the same operation, Net Servicos, the Restricted Subsidiary, if any, or the Surviving Person, as the case may be, has the authority to incur additional Indebtedness for a minimum amount of Brazilian reais equivalent to US$ 1.00 (one U.S. dollar), in accordance with the terms of Clause 2.10.3;

      (c) immediately after executing the same operation or series of operations, in a pro forma manner, the implementation of the same has not caused an Early Maturity Event;

      (d) each Net Group Company has submitted to the Creditor Institutions an instrument in writing, ratifying the guarantees it has granted; and

      (e) Net Servicos, its Restricted Subsidiary in question or the Surviving Person, as per the case, has submitted to the Creditor Institutions a certificate signed by a Director of Net Servicos, the Restricted Subsidiary in question or the Surviving Person and a legal opinion acceptable to the Creditor Institutions, declaring that the same operation, as well as the Agreement, as amended, are in accordance with this Clause, and that all of the requirements of the Agreement with regard to the operation have been satisfied, provided that (i) the attorney responsible for the opinion is convinced of the veracity of the certificate issued by the Directors of Net Servicos or any one of its Restricted Subsidiaries, with regard to matters of fact, as per the case, and (ii) no legal opinion shall be required for a merger, incorporation, disposal, assignment, leasing or any other type of disposal established in Clause 2.16.2.

2.16.2. Notwithstanding the terms of items (b) and (c) above, the Restricted Subsidiaries may participate in merger, acquisition and incorporation operations that have as exclusive counterparty, Net Servicos and any Restricted Subsidiary, as well as in operations whose object is the disposal, assignment, transfer, leasing or other form of disposal between each other of all or part of the relevant party's assets.

2.16.3. In the event of any merger, incorporation or corporate reorganization operation involving a Net Group Company, this Net Group Company or the Person that results from the same operation must expressly assume all of the obligations assumed by the Net Group Company as a result of the guarantees given in the Pledge Agreements and in the respective Instruments of Debt Confession, through an instrument that has been duly signed and registered and that shall be immediately delivered to the Creditor Institutions.

2.17. MAINTENANCE OF BOOKS AND REGISTERS

2.17.1. Net Servicos shall maintain and ensure that its Restricted Subsidiaries maintain books, accounts and registers in accordance with Brazilian GAAP and all other applicable Brazilian laws.

2.18. CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

2.18.1. Net Servicos shall, at all times, hold an equity interest of not less than the majority of shares or quotas representing the capital stock, equity interests, partner's rights, participation certificates or any other securities that confer the right to participate in the results of each of its Restricted Subsidiaries.

2.19. BUSINESS OF NET SERVICOS AND RESTRICTIONS ON THE TRANSFER OF EXISTING BUSINESSES

2.19.1. Net Servicos shall not dedicate itself predominantly, nor shall it permit its Restricted Subsidiaries to dedicate themselves predominantly to any businesses or activities distinct from a Permitted Business. Furthermore, Net Servicos shall not transfer, nor shall it allow any of its Restricted Subsidiaries to transfer, whether directly or indirectly, to any Unrestricted Subsidiary (i) any of the licenses, permits or authorizations used in a Permitted Business on the date of signing of this Agreement, or (ii) any fixed asset (as defined in the Consolidated Financial Statements of Net Servicos) of Net Servicos or its Restricted Subsidiaries, if the same are used in the licensed service areas of Net Servicos and its Restricted Subsidiaries, in the form existing on the date of signing of this Agreement. Net Servicos and its Restricted Subsidiaries shall nevertheless have the option of carrying out Asset Sales, provided that these are in accordance with the terms of Clause 2.1.1 (V) above, as well as to pledge goods and assets, provided that this is permitted by Clause
2.9 above.

2.20. ALTERATION OF BY-LAWS

2.20.1. Net Servicos shall not make or permit its Restricted Subsidiaries to make any alterations or modifications to its/their By-Laws or agree to alterations or modifications in the By-Laws or other documents of incorporation of Net Servicos or any Restricted Subsidiaries, as the case may be, unless the same alterations or modifications are without adverse effect on the capacity of Net Servicos or its Restricted Subsidiaries to liquidate the principal and accessory obligations assumed by Net Servicos and its Restricted Subsidiaries under the terms of this Agreement.

2.21. OPERATIONS OF A SPECULATIVE NATURE

2.21.1. Net Servicos shall not execute or permit its Restricted Subsidiaries to execute Currency Agreements, Interest Rate Agreements or futures agreements, except in the case that such instruments are celebrated in the normal course of business and for non-speculative purposes.

2.22. COMPLIANCE WITH RELEVANT AGREEMENTS

2.22.1. Net Servicos shall comply with and ensure that its Restricted Subsidiaries comply with all of the obligations of each Relevant Agreement to which they are parties, except in the events that default, if any, does not entail a relevant adverse effect for Net Servicos and its Restricted Subsidiaries, considered on a consolidated basis, nor does it entail a relevant adverse effect on the rights and funds of the Creditor Institutions.

2.23 ADDITIONAL OBLIGATIONS

2.23.1. Net Servicos shall also be obliged:

       (a)   to submit to the Creditor Institutions

                  a.1) (i) its annual consolidated and audited financial statements, devised in accordance with Brazilian GAAP, within 120 (one hundred and twenty) days of the last day of the relevant fiscal year, and (ii) its consolidated and unaudited quarterly financial statements, devised in accordance with Brazilian GAAP, within 60 (sixty) days of the last day of each of the three first quarters of the fiscal year;

                  a.2) simultaneously with the submission of the financial statements, a certificate from Net Servicos, certifying that the same Net Servicos and its Restricted Subsidiaries have complied with the obligations arising from this Agreement. The obligations of a financial nature shall be verified in accordance with Brazilian GAAP;

                  a.3) immediately (but in any case, no later than 10 (ten) business days calculated from the date on which any administrator of Net Servicos or of any Restricted Subsidiary becomes aware of the occurrence of the event), a notification with regard to the occurrence of (i) an Early Maturity Event established in this Agreement; (ii) any act carried out by a creditor of any Senior Secured Indebtedness, in order to accelerate payment of the Indebtedness due to the same party from Net Servicos or from a Restricted Subsidiary, or (iii) any judicial action proposed by any creditor of the Senior Secured Indebtedness, with a view to executing or enforcing the same Indebtedness due from Net Servicos or from a Restricted Subsidiary;

                  a.4) immediately (but in any case, no later than 10 (ten) business days calculated from the dispatch of notification mentioned in subitem (a.3) above), a report elaborated by a legal representative of Net Servicos, describing in detail, the event mentioned in subitem (a.3) above, as well as the measures that Net Servicos or any Restricted Subsidiary have implemented or shall implement with regard to the same event;

                  a.5) immediately, a notification that an Early Maturity Event established in this Agreement has been remedied, together with a certificate from a Director of Net Servicos, describing the steps taken to remedy the same event;

      (b) not to carry out operations outside its business purpose, in observance of the terms of its By-Laws, as well as the provisions of its By-Laws, legislation and regulations in force;

      (c) to maintain the respective accounting standards and dissemination practices for information, unless an alteration is required in order to comply with Brazilian GAAP;

      (d) to provide all and any information that may reasonably be requested of it by the Creditor Institutions within at most 10 (ten) business days, calculated from the respective request date, and in particular, the information required to verify the compliance by Net Servicos of the obligations arising from this Agreement, it being hereby agreed that any information that is not in the public domain and is not obligatory by law shall not be provided to Competitors of Net Servicos and its Restricted Subsidiaries;

      (e) to maintain its registration as a public listed company with the CVM updated at all times.

CLAUSE 3    DECLARATIONS AND GUARANTEES OF NET GROUP COMPANIES

The Net Group Companies hereby provide the declarations and guarantees below, in favor of the Creditor Institutions, with the same declarations and guarantees provided being faithful and correct on the present date and on the date on which the Preceding Conditions are met and this Agreement becomes effective. Any references to the Net Group Companies shall be understood as applying to each of them on an individual basis.

      (a) Constitution and Existence. The Net Group Companies are Persons duly constituted and in existence in accordance with the laws of their country of constitution, with the corporate power and authority to own, lease and exploit their assets as well as to manage their business activities in their current manner;

      (b) Corporate Powers and Authorizations. All corporate acts required to authorize the execution and formalization of this Agreement have been duly established and obtained by the Net Group Companies. The same Net Group Companies possess the powers required to carry out the acts specified herein, and the individuals representing the Net Group Companies and signing this Agreement duly authorized to do the same;

      (c) Validity. The Net Group Companies are authorized, in accordance with the terms of their respective agreements or By-Laws and applicable legislation to comply with the obligations contained in this Agreement, in the Intercreditor Agreement, in the Pledge Agreements, in the Instruments of Debt Confession and the other Documents of the Operation (as defined in the Intercreditor Agreement), with these constituting valid and binding obligations on the Subsidiaries, which are liable and enforceable in accordance with their terms, and limited only by bankruptcy, insolvency, composition with creditors (concordata) or other similar types of applicable law that restrict the receivables of creditors in general;

      (d) Absence of Default or Non-Compliance with Laws. The terms of this Agreement are not at variance with any agreement or document to which the Net Group Companies are parties or to which any of their goods and properties are linked, with the exception of the debts forming the object of the Restructuring Plan, including the debentures of the second and third public issues by Net Servicos; (b) any law, decree, regulation to which the persons forming part of the Net Group (and/or their Affiliates) or any of their goods and properties are subject; or (c) any order, decision or administrative or judicial sentence affecting member persons of the Net Group or any of their goods and properties, excluding the proceedings mentioned in "Annex 5" to this Agreement;

      (e) Authorization and Approval. The execution, formalization and execution of this Agreement, the Intercreditor Agreement, the Pledge Agreements, the Instruments of

Debt Confession and the other Operation Documents (as defined in the Intercreditor Agreement), as well as the realization of the operations considered herein and in the Operation Documents (as well as the observance of the terms established in the same documents) shall not constitute a violation, conflict or infraction or default relative to (i) the By-Laws, as applicable of Net Group Companies, (ii) the indentures, mortgage deeds, debt obligations, licenses, leasing agreements, licenses, loan agreements, other debt titles or other agreements to which the Net Group Companies are a party or to which the respective goods may be bound, except by the documents mentioned in the Third Paragraph of Clause 5 of this Agreement; or (iii) existing and applicable laws, rules, regulations, rulings, orders or decrees, issued by any government or the decision of any court, whether within Brazil and outside it, with jurisdiction over the relevant Net Group Company or over any of its respective goods or relevant assets;

      (f) Veracity of Declarations. This Agreement does not contain false or incorrect declarations or the omission of material facts;

      (g) Subsidiaries. The Restricted Subsidiaries, TV e Comunicacoes de Jundiai S.A. and Televisao a Cabo Criciuma Ltda. are the only persons in which Net Servicos, whether directly or indirectly, (i) holds or is committed to holding a capital investment or similar stake, and (ii) has a controlling Equity Interest;

      (h) CDI Rate. The Net Group Companies have chosen, in agreement with the Creditor Institutions, the CDI as the interest rate to be applied to the Instruments of Debt Confession, hereby declaring that (i) this rate is subject to variation, (ii) its form of calculation is understood and accepted by the parties, (iii) it is a publicly known rate, disseminated to the market and easily accessible to the Parties.

CLAUSE 4(A) DECLARATIONS AND GUARANTEES OF CREDITOR INSTITUTIONS

Each of the Creditor Institutions herein provides the following declarations and guarantees with regard to itself and on behalf of the other Creditor Institutions, certifying that the same declarations and guarantees are faithful and correct on the present date and shall continue to be so during the term of this Agreement:

      (a) Constitution and Existence. The Creditor Institution has been duly constituted and is validly in existence in accordance with Brazilian law, except in the case of those institutions that are branches of foreign institutions that were constituted in accordance with the laws of the country of their respective parent, having the corporate powers and authority (or similar) to own, lease and exploit their assets as well as to administer their business in their current manner;

      (b) Corporate Powers and Authorizations. All the corporate acts required to authorize the execution and formalization of this Agreement by the Creditor Institution have been duly undertaken and obtained, with the Creditor
Institution possessing the powers necessary to realize the acts specified herein and the individuals representing it in the signing of this Agreement duly authorized to carry out the same;

      (c) Authorizations and Validity. The Creditor Institution is authorized, in the terms of its By-Laws and applicable legislation, to comply with the obligations contained herein that constitute valid and binding obligations on the Creditor Institution and that are liable and enforceable in accordance with their terms.

CLAUSE 5    DEFAULT EVENTS

The parties expressly agree that the Confessed Debt shall be subject to early maturity with regard to all Net Group Companies, in the event of occurrence of any of the following hypotheses ("Early Maturity Events"):

      (a) independently of any notice or notification, at any time, any Net Group files for composition with creditors (concordata) or self-declared bankruptcy or judicial or extrajudicial recovery;

      (b) any bankruptcy, intervention, insolvency or other similar process brought against Net Servicos or any one of its Restricted Subsidiaries, if not fully secured by bankruptcy provisions, as per the case;

      (c) independently of any notice or notification, any Net Group Company defaults on any obligation regarding the payment (i) of the Principal Value of any one of the Instruments of Debt Confession, on the maturity date, or (ii) Interest on any one of the Instruments of Debt Confession, that is not remedied within a period of 5 (five) days of the relevant maturity date;

      (d) default by Net Group Companies, on any obligation under the terms and on the date established in this Agreement, that is not remedied within 15 (fifteen) business days, reckoned from the receipt, by Net Servicos, of notification by the respective holder of the credit arising from the Instruments of Debt Confession, requiring the discharging of the relevant obligation in default;

      (e) declaration of early maturity, after the expiry of the respective grace periods of any Indebtedness of Net Group Companies, including Indebtedness relating to Debt Instruments or of any Restricted Subsidiary, whose aggregate principal amount is equal to or greater than R$ 30,000,000.00 (thirty million Brazilian reais) (or the equivalent amount in another currency or currencies), corrected by the IGP-M Adjustment since January 1, 2004;

      (f) one or more judicial decision or protest of a bill (unless the protest is in error or bad faith, as validly proven by Net Servicos) against Net Servicos or its Restricted Subsidiaries, for which the individual or aggregate value of the fine is greater than R$

30,000,000.00 (thirty million Brazilian reais) (or the equivalent amount in another currency or currencies), corrected by the IGP-M Adjustment since January 1, 2004, with regard to which, there is no measure in force preventing the execution of the same or for which the deadline for taking the same measure has expired;

      (g) demonstration of the false, incorrect or misleading nature of any relevant aspect of the declarations appearing in Clause 3 above or Clause 6.1 of the Intercreditor Agreement;

      (h) the confiscation, expropriation or other measures of a similar character, applicable to all of or a substantial part of the assets of Net Servicos or of its Restricted Subsidiaries, where the same event is not remedied within 60 (sixty) days calculated from its occurrence

      (i) default, by Net Servicos or its Restricted Subsidiaries, on any obligation established in the Pledge Agreements and the Intercreditor Agreement, that is not remedied by the deadlines specified in the agreements in question, or in the absence of the same, within 10 (ten) business days, calculated from the receipt by Net Servicos, of notification by the respective holder of the credit arising from the Instruments of Debt Confession of the requirement to comply with the relevant obligation in default;

      (j) ineffectiveness or unenforceability, in any event, of the guarantees granted to the holders of the debts arising from the Instruments of Debt Confession, under the terms of this Agreement and the Pledge Agreements;

      (k)   a substantial alteration in the business purpose of Net Servicos;

      (l) default on any obligation appearing in Clause 2.16 by Net Servicos and/or its Restricted Subsidiaries;

      (m) where any Operation Document becomes null or ineffective, whether in full or in part, or the compliance with the obligations assumed by Net Servicos or by its Restricted Subsidiaries in the same Documents becomes illegal, or (ii) Net Servicos, or any one of its Restricted Subsidiaries contest the enforceability of any Operation Document to which it is a party/they are parties.

      FIRST PARAGRAPH The events to which items (b), (e), (f), (g), (j), (k) and
(l) of this Clause 5 refer shall only be considered as Early Maturity Events if they are not remedied within 5 (five) days of the date of receipt by Net Servicos, of notification of occurrence of the default in question.

      SECOND PARAGRAPH The occurrence of any Early Maturity Event shall automatically cause the early maturity of the Confessed Debt, Interest, overdue interest and penalties for late payment, which shall automatically and immediately fall due, regardless of any request, protest, notice, communication or notification, whether judicial or extrajudicial or any other notification of any nature.

      THIRD PARAGRAPH Default by Net Group Companies on their obligations arising from the original loans listed in Annex 9 to the Intercreditor Agreement that have not been converted into Senior Secured Indebtedness, as well as the declaration of early maturity of the same debt, shall not constitute an Early Maturity Event under the terms of this Agreement.

CLAUSE 6    TRANSFER

Any assignments or transfers to third parties, whether in full or in part, of the receivables represented by the Confessed Debt and/or the other rights and obligations arising from the respective Instruments of Debt Confession, under the terms and conditions of the respective Instruments of Debt Confession, shall imply the automatic adhesion of the same third party to this Agreement, without the need for any additional formality or provision.

CLAUSE 7    EFFECT

Subject to the terms of Article 1 above, this Agreement shall be executed irrevocably and irreversibly and shall take effect on the date of its signing, and shall be binding on the Parties, their successors and assignees in any capacity, remaining valid while the Instruments of Debt Confession remain in force.

CLAUSE 8    ALTERATIONS, AMENDMENTS, WAIVER OR TOLERANCE

Unless otherwise determined in the Intercreditor Agreement, any alteration, amendment, waiver or tolerance with regard to this Agreement and the Instruments of Debt Confession shall only be considered valid and having effect if in writing and signed by all the Parties.

      FIRST PARAGRAPH The Parties recognize that, unless expressly established in this Agreement: (a) the failure to exercise, the granting of extensions, tolerance or delay in exercising any right guaranteed to them by virtue of this Instrument and/or the law, shall not constitute a novation or waiver of these rights, nor shall it affect their eventual exercise; (b) the single or partial exercise of these rights shall not prevent the subsequent exercise of the remainder of theses rights or the exercise of any other right; (c) the waiver of any of these rights shall not be valid unless granted in writing; (d) the waiver of one right shall be interpreted restrictively, and shall not be considered as the waiver of any other right granted through this Instrument.

CLAUSE 9    NOTIFICATIONS

            Notices, communications and/or notifications required and/or permitted by this Agreement shall be carried out in the manner determined in each Instrument of Debt

Confession.

CLAUSE 10   APPLICABLE LAW

This Instrument shall be governed by the laws of the Federal Republic of Brazil.

CLAUSE 11   CHOICE OF JURISDICTION

The parties hereby choose the jurisdiction of the City of Sao Paulo, State of Sao Paulo, to resolve any doubts or disputes that may arise from this Instrument, expressly renouncing any other, regardless of its merits.

The Parties, being in full agreement, have signed [ ] ([ ]) copies of this instrument of equal content and form, in the presence of the witnesses indicated below.

                         Sao Paulo, [     ], 200[ ]

                    [SIGNATURE LIST OF CREDITOR INSTITUTIONS]

               INSTRUMENT OF DEBT CONFESSION DATED [      ]

                               NET GROUP COMPANIES

NET SERVICOS DE                         NET FRANCA LTDA.
COMUNICACAO S.A.:                       NET GOIANIA LTDA.
ALNOR ALUMINIO DO NORTE LTDA.           NET INDAIATUBA LTDA.
ANTENAS COMUNITARIAS                    NET JOINVILLE LTDA.
BRASILEIRAS LTDA.                       NET LONDRINA LTDA.
CABODINAMICA TV CABO                    NET MARINGA LTDA.
SAO PAULO S.A.                          NET PARANA COMUNICACOES LTDA.
CMA PARTICIPACOES S.A.                  NET PIRACICABA LTDA.
DABNY, L.L.C.                           NET RECIFE LTDA.
DR EMPRESA DE DISTRIBUICAO              NET RIBEIRAO PRETO S.A.
 E RECEPCAO DE TV LTDA.                 NET RIO S.A.
HORIZONTE SUL                           NET SAO CARLOS S.A.
COMUNICACOES LTDA.                      NET SAO JOSE DO RIO PRETO LTDA.
JONQUIL VENTURE LIMITED                 NET SAO PAULO LTDA.
MULTICANAL                              NET SOROCABA LTDA.
TELECOMUNICACOES S.A.                   NET SUL COMUNICACOES LTDA.
NET ANAPOLIS LTDA.                      REYC COMERCIO
NET ARAPONGAS LTDA.                     E PARTICIPACOES LTDA.
NET BAURU LTDA.                         TV CABO DE CHAPECO LTDA.
NET BELO HORIZONTE LTDA.                TELEVISAO A CABO
NET BRASILIA LTDA.                      VINDIMA LTDA.
NET CAMPINAS LTDA.                      TV VIDEO CABO
NET CAMPO GRANDE LTDA.                  DE BELO HORIZONTE S.A.
NET CURITIBA LTDA.
NET FLORIANOPOLIS LTDA.

                  P.   ________________________________________
                       Name:
                       Position:
                  P.   ________________________________________
                       Name:
                       Position:

Witnessed by:

1.   -      ____________________________
            Name: [  ]
            ID Number (RG): [  ]
2.   -      ____________________________
            Name: [  ]
            ID Number (RG): [  ]

                                                                         ANNEX 1
                                                                   TO THE COMMON
                                                                 TERMS AGREEMENT

                          LIST OF CREDITOR INSTITUTIONS

1) Planner Corretora de Valores S.A., a joint-stock company with its headquarters in the City of Sao Paulo, State of Sao Paulo, at Avenida Paulista, 2.439, 11th floor, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 00.806.535/0001-54, herein represented according to its Bylaws, representing, as fiduciary agent and proxy, the holders of debentures of the fourth issuance of debentures.

2) The Bank of New York, a financial institution with its headquarters in the City of New York, at 101 Barclay Street, New York, NY, 10286, as the trustee ("Trustee") of the holders of the Net Sul Notes (according to the definition of the Intercreditor Agreement), herein represented according to its Bylaws.

3) Banco do Brasil S.A., a financial institution duly organized and existent in compliance with the Brazilian law, with it headquarters in [ ], herein represented according to its Bylaws.

4) Banco Itau BBA S.A., a financial institution duly organized and existent in compliance with the Brazilian law, with it headquarters in the City of Sao Paulo, State of Sao Paulo, at Praca Alfredo Egydio de Souza Aranha, 100, Torre Conceicao, 9th floor, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 17.298.092/0001-30, herein represented according to its Bylaws.

5) BankBoston Banco Multiplo S.A., a financial institution duly organized and existent in compliance with the Brazilian law, with it headquarters in [ ], herein represented according to its Bylaws.

6) Banco Brascan S.A., a financial institution duly organized and existent in compliance with the Brazilian law, with it headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Almirante Barroso, 52, 30th floor, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 33.923.111/0001-29, herein represented according to its Bylaws.

7) Unibanco - Uniao de Bancos Brasileiros S.A., a financial institution duly organized and existent in compliance with the Brazilian law, with it headquarters in the City of Sao Paulo, State of Sao Paulo, at Avenida Eusebio Matoso, 891, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 33.700.394/0001-40, herein represented according to its Bylaws.

8) Banco do Estado do Rio Grande do Sul S.A., a financial institution duly organized and existent in compliance with the Brazilian law, with it headquarters in [ ], herein represented according to its Bylaws.

9) Marathon Fund, L.P., a financial institution duly organized and existent in compliance with the [ ] law, with it headquarters in [ ], herein represented according to its Bylaws.

10)_Banco Unico S.A., the new denomination for Banco BNL do Brasil S.A., a financial institution duly organized and existent in compliance with the Brazilian law, with it headquarters in the City of Sao Paulo, State of Sao Paulo, at Avenida Paulista, 1963, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 00.086.413/0001-30, herein represented according to its Bylaws.

11) Banco do Estado do Rio Grande do Sul S.A., a financial institution duly organized and existent in compliance with the Brazilian law, with it headquarters in [ ], herein represented according to its Bylaws.

                                                                         ANNEX 2
                                                                   TO THE COMMON
                                                                 TERMS AGREEMENT

                               NET GROUP COMPANIES

NET SERVICOS DE COMUNICACAO S.A., a joint stock company headquartered in the city and state of Sao Paulo, at Rua Verbo Divino, N. 1,356, registered in the National Register of Corporate Entities (CNPJ/MF) under N(degrees). 00.108.786/0001-65, hereafter referred to simply as "Net Servicos" and duly represented in the form of its By-Laws;

ALNOR ALUMINIO DO NORTE LTDA., a Brazilian limited liability company with principal office in the city of Manaus, state of Amazonas, at Rua Emilio Moreira
N. 1,672, Altos, Praca 14 de Janeiro, registered in the National Register of Corporate Entities (CNPJ) under N. 34.534.750/0001-65, herein represented in accordance with its Articles of Association;

ANTENAS COMUNITARIAS BRASILEIRAS LTDA., a Brazilian limited liability company with principal office in the city of Blumenau, state of Santa Catarina, at Avenida Brasil N. 60, Ponta Aguda, registered in the National Register of Corporate Entities (CNPJ) under N. 79.375.606/0001-61, herein represented in accordance with its Articles of Association;

CABODINAMICA TV CABO SAO PAULO S.A., a Brazilian joint stock company with principal office in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, N. 1,356, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N. 65.516.254/0001-02, herein represented in accordance with its By-Laws;

CMA PARTICIPACOES S.A., a Brazilian joint stock company with principal office in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, N. 1.356, Chacara Santo Antonio, registered in the National Register of Corporate Entities
(CNPJ) under N. 31.959.356/0001-80, herein represented in accordance with its By-Laws;

DABNY, L.L.C., a company constituted and operating in accordance with the laws of Delaware, headquartered c/o of The Prentice Hall Corporation System, Inc. 32 Loockerman Square, Suite L-100, Dover, Kent County 19901, herein represented in accordance with its Articles of Association dated as of January 13, 1995 and its amendments;

JONQUIL VENTURE LIMITED, a company constituted and operating in accordance with the laws of the British Virgin Islands, headquartered at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, herein represented in accordance with its Memorandum and articles of incorporation;

MULTICANAL TELECOMUNICACOES S.A., a Brazilian joint stock company, headquartered in the city and state of Sao Paulo, at Rua Verbo Divino N(degrees). 1,356 - 1st floor - part, CEP 04719-002, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 31.963.481/0001-64, herein represented in accordance with its By-Laws;

NET BELO HORIZONTE LTDA., a Brazilian limited company, with principal office in the city of Belo Horizonte, state of Minas Gerais, at Avenida Renascenca N(degrees). 515, Renascenca, CEP 31160-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 38.738.308/0001-01, herein represented in accordance with its Articles of Association;

NET BRASILIA LTDA., a Brazilian limited company, headquartered in the city of Brasilia, Federal District, SIG/Sul, Quadra 01, N(degrees). 725, CEP 70000-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 26.499.392/0001-79, herein represented in accordance with its Articles of Association;

NET LONDRINA LTDA., a Brazilian limited liability company with principal office in the city of Londrina, state of Parana, at Rua Santos, N(degrees). 737, Centro, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 80.924.459/0001-10, herein represented in accordance with its Articles of Association;

NET RIO S.A a Brazilian joint stock company with principal office in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua Vilhena de Moraes, N(degrees). 380, Bloco 02, Suite 201, 3rd Floor, Barra da Tijuca, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 28.029.775/0001-09, herein represented in accordance with its By-Laws;

TV CABO DE CHAPECO LTDA., a Brazilian limited liability company with principal office in the city of Chapeco, state of Santa Catarina, at Avenida Nereu Ramos, N(degrees). 247/01, registered in the National Register of Corporate Entities
(CNPJ) under N(degrees). 00.847.530/0001-26, herein represented in accordance with its Articles of Association;

TELEVISAO A CABO VINDIMA LTDA., a Brazilian limited liability company with principal office in the city of Caxias do Sul, state of Rio Grande do Sul, at Rua Os Dezoito do Forte, 1.236, Sala 02, part, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 94.853.801/0001-43 herein represented by in accordance with its Articles of Association;

TV VIDEO CABO DE BELO HORIZONTE S.A., a Brazilian joint stock company with principal office in the city of Belo Horizonte, state of Minas Gerais, at Avenida

Renascenca, N(degrees). 505, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.195.522/0001-79, herein represented in accordance with its By-Laws;

NET RECIFE LTDA., a Brazilian limited liability company with principal office in the city of Recife, state of Pernambuco, at Rua Francisco Alves N(degrees). 100, CEP 50070-490, Bairro da Ilha do Leite, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 08.828.469/0001-25, herein represented in accordance with its Articles of Association;

NET SAO PAULO LTDA., a Brazilian limited liability company with principal office in the city and state of Sao Paulo, at Rua Verbo Divino N(degrees). 1,356, ground floor, blocks 1 and 2, CEP 04719-002, Chacara Santo Antonio, Sao Paulo - SP, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 65.697.161/0001-21, herein represented in accordance with its Articles of Association;

NET CAMPINAS LTDA., a Brazilian limited liability company with principal office in the city of Campinas, state of Sao Paulo, at Rua Jasmim N(degrees). 610, CEP 13.807-520, Chacara Primavera, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 61.698.510/0001-79, herein represented in accordance with its Articles of Association;

NET INDAIATUBA LTDA., a Brazilian limited liability company with principal office in the city of Indaiatuba, state of Sao Paulo, at Rua 11 de Junho, N(degrees). 1,849/1,853, Vila Victoria, CEP 13.330-050, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 58.393.695/0001-07, herein represented in accordance with its Articles of Association;

NET FRANCA LTDA., a Brazilian limited liability company with principal office in the city of Franca, state of Sao Paulo, at Rua Carmen Irene Batista N(degrees). 2,837, Jardim Samello, CEP 14405-135, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 60.348.414/0001-38, herein represented in accordance with its Articles of Association;

NET SUL COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro N(degrees). 1111, Morro Santa Teresa, CEP 90850-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 73.676.512/0001-46, herein represented in accordance with its Articles of Association;

DR- EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro N(degrees). 1111, Morro Santa Teresa, CEP 90850-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 93.088.342/0001-96, herein represented in accordance with its Articles of Association;

NET JOINVILLE LTDA., a Brazilian limited liability company with principal office in the city of Joinville, state of Santa Catarina, at Avenida Procopio Gomes N(degrees). 419, Bucaren, CEP 89202-300, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 85.271.898/0001-95, herein represented in accordance with its Articles of Association;

NET FLORIANOPOLIS LTDA., a Brazilian limited liability company with principal office in the city of Florianopolis, state of Santa Catarina, at Avenida Rio Branco N(degrees). 808, Centro, CEP 88015-202 registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 72.461.072/0001-47, herein represented in accordance with its Articles of Association;

NET MARINGA LTDA., a Brazilian limited liability company with principal office in the city of Maringa, state of Parana, at Avenida Nobrega N(degrees). 494, Zona 04, CEP 87013-330, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 81.712.416/0001-34, herein represented in accordance with its Articles of Association;

NET SAO JOSE DO RIO PRETO LTDA., a Brazilian limited liability company with principal office in the city of Sao Jose do Rio Preto, state of Sao Paulo, at Rua Lafaiete Spinola de Castro N(degrees). 1,922, Boa Vista, CEP 15025-510, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 69.082.832/0001-09, herein represented in accordance with its Articles of Association;

NET PIRACICABA LTDA., a Brazilian limited liability company with principal office in the city of Piracicaba, state of Sao Paulo, at Avenida Independencia N(degrees). 3,552, Alemaes, CEP 13416-230, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.592.116/0001-40, herein represented in accordance with its Articles of Association;

NET GOIANIA LTDA., a Brazilian limited liability company with principal office in the city of Goiania, state of Goias, at Rua 15, Quadra j-15, Lote 08, N(degrees). 970, Setor Marista, CEP 74000-000 registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 33.659.475/0001-43, herein represented in accordance with its Articles of Association;

NET CAMPO GRANDE LTDA., a Brazilian limited liability company with principal office in the city of Campo Grande, state of Mato Grosso do Sul, at Avenida Afonso Pena N(degrees). 3,004, CEP 79002-075, Centro, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 24.615.965/0001-57, herein represented in accordance with its Articles of Association;

NET SOROCABA LTDA., a Brazilian limited liability company with principal office in the city of Sorocaba, State of Sao Paulo, at Avenida Antonio Carlos Comitre N(degrees). 1,074 and Rua Pedro Molina N(degrees). 81, Parque Campolim, CEP 18047-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.637.903/0001-60, herein represented in accordance with its Articles of Association;

NET SAO CARLOS S.A., a Brazilian joint stock company with principal office in the city of Sao Carlos, state of Sao Paulo, at Avenida Dr. Carlos Botelho, N(degrees). 1,986, registered in the National Register of Corporate Entities
(CNPJ) under N(degrees). 57.724.759/0001-34, herein represented in accordance with its Articles of Association;

HORIZONTE SUL COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, N(degrees). 1,111, part, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 94.319.209/0001-66, herein represented in accordance with its Articles of Association;

NET PARANA COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Curitiba, state of Parana, at Rua Paulo Graeser Sobrinho, N(degrees). 557, Merces, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 84.922.681/0001-35, herein represented in accordance with its Articles of Association;

NET CURITIBA LTDA., a Brazilian limited liability company with principal office in the city of Curitiba, state of Parana, at Rua Mamore N(degrees). 340, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 82.342.833/0001-03, herein represented in accordance with its Articles of Association;

NET ARAPONGAS LTDA., a Brazilian limited liability company with principal office in the city of Arapongas, state of Parana, at Rua Marabu, N(degrees). 542, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 81.897.118/0001-66, herein represented in accordance with its Articles of Association;

NET RIBEIRAO PRETO S.A., a Brazilian limited liability company with principal office in the city of Ribeirao Preto, state of Sao Paulo, at Avenida Nove de Julho,

N(degrees). 1,266, registered in the National Register of Corporate Entities
(CNPJ) under N(degrees). 64.807.456/0001-40, herein represented in accordance with its By-Laws;

NET BAURU LTDA., a Brazilian limited liability company with principal office in the city of Bauru, state of Sao Paulo, at Avenida Duque de Caxias, N(degrees). 466, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.083.561/0001-84, herein represented in accordance with its Articles of Association;

NET ANAPOLIS LTDA., a Brazilian limited liability company with principal office in the city of Anapolis, state of Goias, at Rua Senai, No. 179, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 33.584.277/0001-68, herein represented in accordance with its Articles of Association;

REYC COMERCIO E PARTICIPACOES LTDA., a Brazilian limited liability company with principal office in the city of Sao Jose, state of Santa Catarina, at Rua Francisco Jose Ferreira, N(degrees). 101, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 95.853.263/0001-50, herein represented in accordance with its Articles of Association.

                                                                         ANNEX 3
                                                                   TO THE COMMON
                                                                 TERMS AGREEMENT

                            LIST OF DEBT INSTRUMENTS


(1) Indenture for the Fourth Public Issue of Debentures Not Convertible Into Shares with Collateral Guarantee and Suretyship, by Net Servicos de
      Comunicacao S.A. dated as of [..../..../....] with Planner Corretora de
      Valores S.A. (Trustee), in the amount of [.....];.

(2)   Security Indenture for Net Sul Comunicacoes Ltda., dated as of
      [..../..../....] and entered by The Bank of New York (Trustee), relative to US$[ ] 7.0% Senior Secured Notes due 2009 and the U.S.$[ ] Senior
      Secured Floating Rate Notes due 2009 dated as of [..../..../....] and connected instruments, as such: Private Instrument of Debt Confession, dated as of [..../..../....] with [Marathon Fund, L.P.] in the amount of
      [....], Private Instrument of Debt Confession, dated as of
      [..../..../....] with [UBS], in the amount of [....], Private Instrument of Debt Confession, dated as of [..../..../....] with [JP Morgan] in the amount of [....] and Private Instrument of Debt Confession, dated as of
      [..../..../....] with [Banco do Espirito Santo - BES] in the amount of
      [....], Private Instrument of Debt Confession, dated as of
      [..../..../....] with [Cargill] in the amount of [....], Private
      Instrument of Debt Confession, dated as of [..../..../....] with [Banco do
      Brasil] in the amount of [....], Private Instrument of Debt Confession, dated as of [..../..../....] with [Moneda] in the amount of [....];

(3)   Security Indenture for Net Servicos de Comunicacao S.A., dated as of
      [..../..../....] and entered by The Bank of New York (Trustee), relative to US$76,593,068 7.0% Senior Secured Notes due 2009;

(4)   Private Instrument of Debt Confession, dated as of [..../..../....] with
      Banco do Brasil S.A. in the amount of [....] and corresponding to the
      Common Terms Agreement;

(5)   Private Instrument of Debt Confession, dated as of [..../..../....] with
      Banco do Brasil S.A. in the amount of [....] and corresponding to the
      Common Terms Agreement;

(6) Private Instrument of Debt Confession, dated as of 30/12/2004 with Banco do Itau BBA S.A. in the amount of R$ 61,144,097.23 and corresponding to the Common Terms Agreement;

(7) Private Instrument of Debt Confession, dated as of 30/12/2004 with Banco Itau BBA S.A. in the amount of R$ 4,509,403.14 and corresponding to the Common Terms Agreement;

(8) Private Instrument of Debt Confession, dated as of 30/12/2004 with Banco Itau BBA S.A. in the amount of R$ 4,039,613.40 and corresponding to the Common Terms Agreement;

(9)   Private Instrument of Debt Confession, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(10)  Private Instrument of Debt Confession, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(11)  Private Instrument of Debt Confession, dated as of [..../..../....] with
      BankBoston Banco Multiplo S.A. in the amount of [....] and corresponding to the Common Terms Agreement;

(12) Private Instrument of Debt Confession, dated as of 27/12/2004 with Banco Brascan S.A. in the amount of R$ 19,270,986.76 and corresponding to the Common Terms Agreement;

(13) Private Instrument of Debt Confession, dated as of 28/12/2004 with Unibanco - Uniao de Bancos Brasileiros in the amount of R$ 103,988,711.06 and corresponding to the Common Terms Agreement;

(14) Private Instrument of Debt Confession, dated as of 28/12/2004 with Unibanco - Uniao de Bancos Brasileiros in the amount of R$ 368,951.88 and corresponding to the Common Terms Agreement;

(15) Private Instrument of Debt Confession, dated as of 28/12/2004 with Banco Unico S.A. in the amount of R$ 20,541,104.80 and corresponding to the Common Terms Agreement;

(16)  Private Instrument of Debt Confession, dated as of [..../..../....] with
      Marathon Fund, L.P. in the amount of R$ [..........] and corresponding to the Common Terms Agreement;

(17)  Private Instrument of Debt Confession, dated as of [..../..../....] with
      Banco de Credito Nacional S.A. in the amount of R$ [..........] and corresponding to the Common Terms Agreement.

                                                                         ANNEX 4
                                                                   TO THE COMMON
                                                                 TERMS AGREEMENT

                                    GLOSSARY

For the purposes of this Common Terms Agreement, the terms indicated below shall have the meaning attributed to them unless otherwise indicated in the Common Terms Agreement or Instruments of Debt Confession.

"MANAGEMENT INVESTORS" shall mean any officer, director, employee or other member of the management of Net Servicos or any of its Subsidiaries, as well as family members, relatives or attorneys-in-fact of any of the above Persons, or also any of their heirs, executors, successors and legal representatives who, on any date, have the right to acquire, directly or indirectly, Representative Portion of the Capital Stock in Net Servicos.

"AFFILIATES" shall mean any Person that, directly or indirectly, controls or is controlled by or is under the direct or indirect common control of the Person in question.

"COLLATERAL AGENT" shall mean Banco Itau S.A. or its replacement, nominated in accordance with the terms of the Intercreditor Agreement

"CASH EQUIVALENTS" shall mean: (i) any evidence of Indebtedness with a maturity equal to or less than 365 (three hundred and sixty five), issued or guaranteed by the Federal Government of Brazil or the Federal Government of the United States, or by any agency or autonomous government entity of the same countries, provided that the same Indebtedness is unconditionally guaranteed by the Federal Government of Brazil or by the Federal Government of the United States, as per the case; (ii) deposits, certificates of deposit or acceptances with a maturity equal to or less than 365 (three hundred and sixty five) days, issued by a member institution of the U.S. Federal Reserve System ("FED") whose combined capital and surplus and undivided profits, or any similar capital concept, is not less than US$50,000,000, or its equivalent in another currency or currencies, at the time of deposit; (iii) commercial paper with a maturity equal to or less than 365 (three hundred and sixty five) days, issued by a corporation (other than an Affiliate of Net Servicos) that is incorporated or organized under Brazilian law or the laws of any state of the United States, which is rated at least "A-1" by Standard & Poor's Ratings Services ("Standard & Poor's") or "P-I" by Moody's Investor Services Inc. ("Moody's") or any Brazilian affiliate of the same rating agencies; (iv) investments in any Person with a maturity equal to or less than 365 (three hundred and sixty five), that are fully and unconditionally guaranteed by a member bank or institution of the U.S. Federal Reserve System meeting the requirements of clause (ii) of this definition; (v) repurchase agreements and reverse repurchase agreements for securities issued or unconditionally guaranteed by the Federal Government of Brazil or the Federal Government of the United States, or issued by any agency or autonomous government entity of the governments of Brazil or the United States, provided that these are unconditionally guaranteed by the relevant government, in each case maturing within 1 (one) year or less of the date of acquisition; (vi) (vi.a) securities issued or fully and unconditionally guaranteed by the Federal Government of the United States, or issued by any agency or autonomous body of the government of the same country, provided that these are fully and unconditionally guaranteed by the relevant government, (vi.b) securities issued or guaranteed by the government of the same country, or issued by any agency or autonomous body of the government of any other country, provided that these are fully and unconditionally guaranteed by the relevant government and have an investment rating of at least "BBB-" if rated by Standard & Poor's or "Baa3" if rated by Moody's, and (vi.c) direct obligations of the National Treasury of Brazil or of the Central Bank of Brazil that are recorded in the accounts of the relevant holder as short-term investments; (vii) quotas of fixed-income mutual funds managed by a financial institution, forming part of a business group whose bank with a commercial loan and/or investment portfolio has an investment rating of at least "BBB-", if rated by Standard & Poor's or "Baa3", if rated by Moody's provided that (a) the same funds are widely held and the Issuer and its Restricted Subsidiaries do not hold an Investment in excess of 30% (thirty per cent) of the aggregate Investment in the same funds, or (b) the same fund may only invest in Cash Equivalents; (viii) fixed or floating rate certificates of deposit issued by any bank organized under the laws of Brazil that (a) maintains minimum adjusted shareholders' funds of US$100,000,000 (one hundred million U.S. dollars), or its equivalent amount in another currency or currencies; (b) maintains an investment rating with respect to its certificates of deposit, of at least "BBB-", if rated by Standard & Poor's or "Baa3", if rated by Moody's or any Brazilian affiliate of the same rating agencies, or (c) is a branch or subsidiary of a non-Brazilian bank that maintains an investment rating with respect to its short-term obligations, of at least "BBB-", if rated by Standard & Poor's or "Baa3", if rated by Moody's.

"Bridge Loan" means the indebtedness incurred by the Issuer pursuant to the Contrato de Emprestimo, dated February [ ], 2005, between the Issuer and Banco Itau BBA S.A.

"Competitor" shall mean any Person (or Affiliate of any Person) that operates within Brazil in one or more business areas in which Net or any of its Subsidiaries (including, but not limited to the provision of telecommunications services, access to the Internet, cable service, satellite transmission or television (including, but not limited to pay-per-view services)); with the proviso, however, that any commercial bank, financial company or other financial institution or fund (or any Affiliate of these) that holds investments in, but does not control a Competitor, shall not be considered to be a Competitor for the purposes of this definition.

"BOARD OF DIRECTORS" shall mean the board of directors of the Company or any other entity of the Company which has been granted by the board of directors the power to act on its behalf.

"INDEPENDENT FINANCIAL ADVISOR" shall mean a Brazilian or United States investment or commercial bank or independent auditing firm of high reputation that (a) does not hold, and whose directors and executive officers and Affiliates, if any, do not hold an investment in Net Servicos or in any of its Affiliates and (b) which, in the judgment of the Board of Directors of Net Servicos, is independent of Net Servicos and its Affiliates and is qualified to perform the task for which it may be retained.

CONTRACT" or "INCUR" shall mean to issue, assume, contract or otherwise become liable for a Debt, albeit with the provision that any Indebtedness or Representative Portion of Capital Stock existing at the time when the same Person becomes a subsidiary (whether through merger, consolidation, acquisition or otherwise) shall be considered to be Incurred by the same party at the time it becomes a Subsidiary.

"CURRENCY AGREEMENT" shall mean, with regard to any Person, any foreign exchange derivative agreement, including but not limited to currency agreements, currency swap agreements or other similar agreements or instruments, to which the Person in question is party or a beneficiary.

"INTEREST RATE AGREEMENT" shall mean, with respect to any Person, any interest rate derivative agreement, including but not limited to contracts that aim to protect against movements in interest rates, options on interest rates, interest rate swaps, caps and collars on interest rates, interest rate futures contracts or any other similar instrument, to which the Person in question is party or a beneficiary.

"MATERIAL AGREEMENT" shall mean any agreement that provides for the payment or receipt, in any year, by Net Servicos or any one of its Restricted Subsidiaries of more than R$10,000,000 (corrected by the IGP-M Adjustment on January 1 of each fiscal year subsequent to the date of its execution) or the equivalent amount in another currency or currencies, or that is otherwise material to the business or operations of Net Servicos or of its Restricted Subsidiaries, considered as a whole.

"UNRESTRICTED SUBSIDIARIES" shall mean (a) TV Cabo and Comunicacoes de Jundiai S.A., (b) Televisao A Cabo Criciuma Ltda., and (c) any other Subsidiary of Net Servicos that is designated by the Board of Directors as an Unrestricted Subsidiary, in accordance with the terms of Clause 2.15 of the Agreement.

"RESTRICTED SUBSIDIARIES" shall mean any subsidiaries of Net Servicos that are not Unrestricted Subsidiaries.

"CONTROL" shall mean the power to generate the business of a Person, whether directly or indirectly, whether through ownership of voting shares, by contractually guaranteed rights or otherwise. The terms "Subsidiary" and "Controlling Shareholder" shall have corresponding meanings, being certain that for the purpose of Clause 2.3.1 of this Agreement; it shall not be considered a Change of Control Event the transfer of Control to: (i) Globo Comunicacoes e Participacoes S.A. or its Affiliates; or (ii) Telefonos de Mexico S.A. or its Affiliates.

"BOARD RESOLUTION" shall mean a resolution arising from a meeting of the Board of Directors of Net Servicos that is duly confirmed in the Minutes of the meeting of the Board of Directors at which the same resolution is adopted, with the same minutes duly signed by the board of the same meeting, transcribed in the company ledgers of Net Servicos and registered, where appropriate, at the Board of Trade of the State of Sao Paulo. A copy of the minutes in question shall be delivered to each Creditor Institution.

"CONSOLIDATED NET FINANCING COSTS" shall mean, for any period, the amount equal to (i) financial expenses of Net Servicos and its Restricted Subsidiaries for the same period on a consolidated basis in accordance with Brazilian GAAP minus
(ii) the financial income of Net Servicos and its Restricted Subsidiaries for the same period, considered on a consolidated basis in accordance with Brazilian GAAP.

"CONSOLIDATED NET INTEREST EXPENSE" shall mean, with respect to any period, the sum, without duplication, of (a) the interest expense of Net Servicos and its Restricted

Subsidiaries, accrued and paid or payable in cash for the same period, as determined on a consolidated basis in accordance with Brazilian GAAP, and in any event, including, but not limited to (i) any amortization of debt discount, excluding any amortization of debt discount with regard to the Senior Secured Indebtedness, (ii) the net cost, paid in cash, arising from any Currency Agreement or Hedging Obligation, including any amortization of discounts, (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with regard to letters of credit, bills of exchange, promissory notes and bankers' acceptances and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be accrued by or liable to the same Person during the same period, minus (c) interest income of Net Servicos and its Restricted Subsidiaries, accrued and received or receivable in cash during the same period, considered on a consolidated basis in accordance with Brazilian GAAP.

"SENIOR SECURED INDEBTEDNESS" shall mean this Agreement and respective Instruments of Debt Confession, the Fourth Issue of Debentures and the Notes of the Company, as defined in the Intercreditor Agreement ("Notes"), as well as the notes issued in the context of the exchange offer for the Floating Rate Notes issued by Net Sul Comunicacoes S.A. for an amount of US$ 80,000,000.00 and maturing in 2005 ("Net Sul Notes") and their respective Debt Instruments, the Loan Agreement arising from the Real Conversion Option set forth in the Exchange Agreement (it being understood that the Bridge Loan does not constitute Senior Secured Indebtedness).

"EBITDA" shall mean, for any period, the Consolidated Net Income for the same period, adjusted to exclude, without duplication, the following income or expenses to the extent that the same items are included in the calculation of Consolidated Net Income: (i) Consolidated Net Financial Expenses, (ii) total expenses relating to income tax and social contribution on net income, or other forms of taxation that may be created, (iii) depreciation, amortization, including but not limited to the amortization of goodwill and intangibles, and other charges or losses without effect on the cash position of Net Servicos, that require a provision for future payments; (iv) any net income of any Person that is not a Restricted Subsidiary; excepting the limitations contained in clause (v) below, the equity interest of Net Servicos in the net income of the same Person for the same period shall be included in the same Consolidated Net Income up to the aggregate amount of cash effectively distributed by the Person in question during the same period to Net Servicos or to a Restricted Subsidiary as a dividend or other payment of the same nature (subject, in the case of dividends or other distribution to a Restricted Subsidiary, to the limitations contained in clause (v) below); (v) any gain or loss arising from the disposal of any other form of transfer of any asset of Net Servicos or of its Restricted Subsidiaries, considered in consolidated form, that is not disposed of or transferred in any other way in the normal course of business; (vi) any extraordinary gain or loss; (vii) the cumulative effect of a change in accounting principles; (viii) any nonrecurring expenses relating to the Restructuring or to any acquisition by Net Servicos or any Restricted Subsidiary after the full payment date, including but not limited to, any charge and/or expense incurred through bonuses paid to the management of Net Servicos on account of the Restructuring; (ix) any non-cash compensation charge arising from any grant of stock, stock options or other similar bonuses.

"REFINANCING INDEBTEDNESS" shall mean Indebtedness that is incurred by Net Servicos to reimburse, refinance, replace, renew, repay or extend (including that relating to any defeasance or discharge mechanism) any Indebtedness existing on the Date of Effectiveness or incurred as a result of the terms of this Agreement (including, to the extent permitted in this Agreement, the Indebtedness of Net Servicos that refinances the Indebtedness of any Restricted Subsidiary, as well as the Indebtedness of any Restricted Subsidiary that refinances the Indebtedness of another Restricted Subsidiary) including the Indebtedness that finances Refinancing Indebtedness, provided that:

(i) the Refinancing Indebtedness matures after the Indebtedness to be refinanced;

(ii) at the time of contracting such Refinancing Indebtedness, it has a weighted average maturity that is equal to or greater than the weighted average maturity of the Indebtedness to be refinanced;

(iii) such Refinancing Indebtedness is incurred in a total principal amount, or if issued at a discount to face value, at a total issue price that is equal to or less than the sum of (a) the aggregate principal amount, or if issued at a discount to face value, the aggregate accreted value outstanding of the Indebtedness to be refinanced, plus (b) fees, placement discounts, premiums and other costs and expenses incurred in conjunction with the same Refinancing Indebtedness; and

(iv) Refinancing Indebtedness shall not include (a) Indebtedness of Restricted Subsidiaries that are not guarantors of the refinancing of the Indebtedness of Net Servicos or (b) the Indebtedness of Net Servicos or of a Restricted Subsidiary that refinances the Indebtedness of an Unrestricted Subsidiary.

"CONSOLIDATED TOTAL INDEBTEDNESS" shall mean the total aggregate principal amount of Indebtedness of Net Servicos and its Restricted Subsidiaries on any date, determined in consolidated form in accordance with Brazilian GAAP.

"INDEBTEDNESS" shall mean, with respect to any Person, without duplication:

(i) any liability, contingent or otherwise, of the same Person (a) relating to money borrowed by the Person in question, that may or may not be guaranteed in full or in part by the assets of the same, whether as a cash advance, bill, overdraft or loan agreement; (b) evidenced by a debenture or similar instrument or by letters of credit, including Purchase Obligations, or any book-entry security, or (c) unless otherwise determined in this Glossary, instruments signed with such Persons for the purpose of hedging against movements in exchange and interest rates (the value of any such obligation shall be equal at any time to the value of the hedge that would be paid or received by the same Person upon its termination);

(ii) any third-party liability similar to those described in subclause (i) above, which is guaranteed by the Person or for which the same Person is legally liable;

(iii) any obligation secured by a Lien on the property or assets of the Person, regardless of whether the guaranteed obligations have been directly assumed by the Person or for which the same party comes to be legally liable;

(iv) the maximum repurchase or redemption price of any share or quota representing the capital stock, equity interests, partner's rights, participation certificates or any other securities that confer a share of the net income and that carry a repurchase/redemption obligation, or that are convertible into Indebtedness (except where this is at the option of Net Servicos) of the same Person, that is not held by Net Servicos or by one of its Restricted Subsidiaries;

(v) for the exclusive purpose of calculating Consolidated Total Indebtedness in accordance with Clause 2.10 of the Agreement, Indebtedness shall mean (a) debt securities that are overdue by 60 (sixty) days or more and that are not being contested in good faith by the same Person, (b) all Capitalized Lease Obligations to which the same Person is a party and (c) deferred obligations relating to the purchase price for the assets of the same Person, provided that the same deferred purchase price is due after 120 (one hundred and twenty) days reckoned from the date of delivery of the asset in question.

For the purposes of Clauses 2.10 and 5.1 of the Agreement, in determining the principal amount of any Indebtedness that may be Incurred by Net Servicos or by any one of its Restricted Subsidiaries or that is outstanding on any date, (x) shall be considered on the date of determination as the principal amount of the Indebtedness to be paid in the event of declaration of early maturity of the respective Indebtedness, if this value is less than the amount of the principal indebtedness effectively due with regard to the same indebtedness, and (y) the amount of any such Indebtedness shall be reduced by the amount of any net gain related to any Currency Agreement linked to the same Indebtedness.

"EXCESS CASH FLOW" shall mean, for any fiscal year, the sum of (i) (a) the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries, taking as a basis the last day of the same fiscal year minus (b) the Starting Cash Balance of Net Servicos minus (ii) the Net Cash Proceeds arising from the issuance of any Equity Interests by Net Servicos during the same fiscal year minus (iii) the Net Cash Proceeds of Net Servicos obtained through the incurring of any Indebtedness by Net Servicos or by any one of its Restricted Subsidiaries during the same fiscal year minus (iv) the Net Cash Proceeds obtained by Net Servicos by virtue of any Asset Sale during the same fiscal year plus (v) the amount of any Investment by Net Servicos or any of its Restricted Subsidiaries in any Person that, as a result of the same Investment, becomes a Restricted Subsidiary, as well as any amount paid by Net Servicos or any of its Restricted Subsidiaries to acquire any person or any business or any group of assets constituting an operating unit of a business (any one of these operations constituting a "Purchase"), plus (vi) the amount of any prepayments of principal in respect of Senior Secured Indebtedness during the same fiscal year plus (vii) the amount of any cash dividend or other cash payment in favor of Net Servicos arising from its Equity Interests, with the proviso that:

(a) if Net Servicos or any Restricted Subsidiary has, within the same fiscal year, made any Asset Sale of any person, business or any group of assets constituting an operating unit of a business (any one of these operations constituting a "Sale"), the Starting Cash Balance for the same fiscal year shall, for the purpose of measuring Excess Cash Flow relating to the same fiscal year, be reduced by an amount equal to the amount of cash or Cash Equivalents transferred in connection with the same Sale; and

(b) if Net Servicos or any Restricted Subsidiary has, within the same fiscal year, made any Purchase, the Starting Cash Balance for the same fiscal year shall, for the purpose of measuring Excess Cash Flow relating to the same fiscal year, be increased by an amount equal to the amount of cash or Cash Equivalents acquired as a result of the same Purchase.

"FORECLOSURE OF THE COLLATERAL GUARANTEE" shall mean any action or proceeding against any Company of Net Group adopted by the Collateral Agent on behalf of the Creditors in accordance with the terms and conditions of the Intercreditors Agreement aiming to assure any Creditors' under the Pledge Agreements to foreclose on the assets object of the Pledge Agreements, including, but not limited to, propose any lawsuit before any court or arbitration court or against any administrative court or any governmental entity.

"REPRESENTATIVE PORTION OF CAPITAL STOCK" shall mean any representative portion of the capital stock of any Person that grants a right to participate in the proceeds of such Person.

"GUARANTEE" shall mean any guarantee that may be granted in accordance with the terms of the Agreement , the Instruments of Debt Confession and Pledge Agreements.

"PERMITTED LIENS" shall mean:

(i) the Liens in existence on the date of signing of this Agreement;

(ii) any Lien on any property acquired, constructed or improved by Net Servicos or any of its Restricted Subsidiaries after the date of signing of this Agreement, which has been created, incurred or assumed at the same time as or within 90 (ninety) days of the relevant acquisition, in order to guarantee the payment of any portion of the price of acquisition, construction or rebuilding, including readjustments, interests and financial charges incurred during the construction, as well as eventual increases in costs. In the event that the same property has been built or rebuilt, the period of 90 (ninety) days mentioned above shall be reckoned starting from the end of the relevant building or rebuilding or from the start of the commercial use of the property in question, whichever occurs last:

(iii) any Lien that secures all Senior Secured Indebtedness in same proportion and on an equivalent basis;

(iv) any Guarantee granted in accordance with the Pledge Agreements and the Intercreditor Agreements;

(v) any Lien on any asset or good acquired by Net Servicos that was already in existence at the time of acquisition of the same asset, and that in no way arises from the acquisition of the same, unless the same Lien was created to secure or provide for payment of part or all of the purchase price;

(vi) any Lien on any asset acquired from a Person that is merged with or incorporated by Net Servicos or by any one of its Restricted Subsidiaries, or any Liens already in existence on any asset of a Person at the time that it becomes a subsidiary of Net Servicos and that does not result in any way from the operation in question, unless the same Lien was created to secure or provide for the payment of part or all of the operation;

(vii) any Lien which exclusively guarantees the Indebtedness between (a) Net Servicos and any one of its Restricted Subsidiaries or (b) the Restricted Subsidiaries and Net Servicos or between Restricted Subsidiaries;

(viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the preceding clauses (i) through (vii) inclusive, with the proviso that the principal amount of Indebtedness to be secured may not exceed the amount of principal guaranteed immediately prior to the extension, renewal or replacement , and that the extension, renewal or replacement in question shall be limited to the whole or part of the property, including the improvements carried out, to which the Lien to be extended, renewed or replaced shall apply;

(ix) any Lien related to disputes regarding the payment of outstanding taxes which are being contested diligently and in good faith, in accordance with appropriate actions or proceedings, provided that provisions for the contested amounts are made in the accounting ledgers of Net Servicos and/or its Restricted Subsidiaries;

(x) Liens (including Liens associated with the granting of any surety letter) that are not Guarantees arising from Judicial or Administrative actions against Net Servicos, for which Net Servicos has diligently and in good faith presented a defense or appeal, as per the case, and the decision , sentence or judgment has not yet been judged, or if the period within which such defense, appeal or proceedings may be initiated has not yet expired, with the purpose of guaranteeing the right of defense or recourse in such judicial or administrative actions and that effectively prevent the foreclosure of the same Lien;

(xi) Liens created by legal imposition and arising from the normal course of business;

(xii) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the normal course of business;

(xiii) Liens incurred in the normal course of business in connection with workers' compensation claims, unemployment insurance and social security benefits, as well as Liens granted to ensure the performance of bids, tenders, leases and other agreements signed in the ordinary course of business, surety letters, performance bonds and other obligations of a similar nature incurred in the normal course of business, as well as Liens constituted due to legal imposition;

(xiv) Liens relating to maintenance services, the provision of programming services, rental of real estate and any other similar liens arising in the ordinary course of business relating to obligations that have not been overdue for more than 60 (sixty) days, or that are guaranteed or that are being contested diligently and in good faith, in accordance with suitable actions and procedures, that effectively prevent the foreclosure of the same Lien;

(xv) pledges, deposits and other Liens that guarantee the performance of proposals, bids, operations and other agreements (other than for borrowed money), incurred in the ordinary course of business;

(xvi) Leases, subleases, licenses or sublicenses to third parties;

(xvii) Liens securing obligations arising from Currency Agreements and Interest Rate Agreements incurred in accordance with Clause 2.10 of the Agreement, provided that the lesser of (a) the Fair Market Value and (b) the book value of the Liens securing obligations arising from Currency Agreements and/or Interest Rate Agreements, at no time exceeds R$50,000,000 (fifty million Brazilian reais), with this amount corrected by the IGP-M Adjustment on January 1 of each fiscal year after June 30, 2004;

(xviii) Any easement or immaterial imperfection of title on real estate in which Net Servicos or any Restricted Subsidiary has an interest, provided that such easement or imperfection shall not render such title unusable for purposes of the business of Net Servicos or the Restricted Subsidiary in question;

(xix) Liens arising from capital leasing operations and Indebtedness associated with Purchase Obligations, provided that these are in accordance with Clause
2.10.3 of the Agreement and that such guarantees shall be restricted to the properties or assets underlying such capital leasing operations;

(xx) any Lien over the proceeds of the Issuance of Restructuring Shares, any account into which such proceeds are deposited and/or any agreement relating thereto, in each case securing the Bridge Loan.

"LIENS" shall mean any real encumbrance, mortgage, charge, pledge, usufruct, lien, right of preference or priority, assignment for security, claim of rights or other guarantee or right of any kind on any property or assets of any kind. Notwithstanding the previous definition, a property shall be considered to be subject to a Lien when the acquisition or maintenance of the same property by a Person shall be restricted by any contingent sale and purchase contract, financial lease or other similar instrument that restricts rights of ownership, as well as its use or enjoyment, whether fully or in part.

"HEDGING OBLIGATIONS" shall mean the obligations of a Person relating to Interest Rate or Currency Agreements

"CONSOLIDATED LEVERAGE RATIO", shall mean the ratio, on any date, of (i) Total Consolidated Indebtedness, as determined on the same date, to (ii) EBITDA for the period of the most recent four consecutive fiscal quarters for which consolidated financial statements of Net Servicos are available, with the proviso that:

(ii.a) if, since the beginning of the same period, Net Servicos or any Restricted Subsidiary has made any Asset Sale of any person, business or any group of assets constituting an operating unit of a business (each of these operations constituting a "Sale"), the EBITDA for the same period shall be reduced by an amount equivalent to the EBITDA (if positive) directly attributable to the assets forming the object of the Asset Sale in question for the period under consideration, or increased by an amount equal to EBITDA (if this is negative) directly attributable to the assets forming the object of the same Asset Sale during the period under consideration;

(ii.b) if Net Servicos or any Restricted Subsidiary has made an Investment (by incorporation, merger or otherwise) in any Person that thereby becomes a Restricted Subsidiary, or through the acquisition of any person, business or group of assets constituting an operational business unit, including any Investment or acquisition of assets within the context of a transaction that makes it necessary to carry out the calculation to which this item refers (each one of these operations constituting an "Acquisition"), the EBITDA for the same period shall be calculated on a pro forma basis (including the incurring of any Debt), as if the same Investment or acquisition had occurred on the first day of the relevant period; and

(ii.c) if any Person which, during the period in question, came to be considered as a Restricted Subsidiary, merged with or was incorporated by Net Servicos or any Restricted Subsidiary and that carried out any Sale or Acquisition which, if the same operation had been carried out by Net Servicos or a Restricted Subsidiary, would have given rise to an accounting adjustment in accordance with the terms of subclauses (ii.a) and (ii.b) above, the EBITDA for the same period shall be calculated on a pro forma basis, as if the Sale or Acquisition in question had occurred on the first day of the same period.

For purposes of this definition, whenever it is necessary to make a pro forma calculation for an Asset Sale, Investment, acquisition of assets or any transaction made in accordance with Clause 2.16 of the Agreement, or of the amount of revenues or capital gains arising from the operations in question, the applicable pro forma calculations shall be carried out in the determined manner and in good faith by a director of Net Servicos on the basis of reasonable assumptions.

""CONSOLIDATED INTEREST EXPENSE RATIO" shall mean the ratio between: (i) EBITDA for the period consisting of the four most recent consecutive fiscal quarters ending prior to the date of determination for which the consolidated financial statements of Net Servicos are available, minus the total Capital Expenditure for the same period, and (ii) the Net Consolidated Interest Expense for the same four fiscal quarters, determined, in each case, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the date of signing of this Agreement, calculated on a pro forma basis to simulate the Restructuring as if it had occurred at the beginning of the same four-quarter period, with the proviso that:

(a.1) if Net Servicos or any Restricted Subsidiary (i) has incurred any Indebtedness since the beginning of the same period that has not been paid in full by the date of determination or has incurred any Indebtedness since the start of the same period, and on the date of determination of the Consolidated Interest Expense Ratio, the same has not been paid in full, or if the transaction giving rise to the need to calculate the Consolidated Interest Expense Ratio is an Incurrence of Debt, then the EBITDA and Consolidated Interest Expense for the same period shall be calculated after calculating the same Indebtedness on a pro forma basis, as if the same Indebtedness had been incurred on the first day of the same period (albeit for this calculation, the amount of Indebtedness arising from any revolving credit facility outstanding on the date of the same calculation shall be computed based on (x) the average daily balance of the same Indebtedness during the same four fiscal quarters or during any shorter period for which the same facility was outstanding or (y) the average daily balance of the same Indebtedness during the period from the date of creation of the same facility until the date of the same calculation, in the event that the same facility was created after the end of the same four fiscal quarters), or (ii) has, during the period for the same calculation, repaid, repurchased, redeemed or otherwise discharged any Indebtedness (each the same operation constituting a "Discharge"), with the same Indebtedness no longer outstanding on the date of the calculation, or if the transaction giving rise to the need to calculate the Consolidated Interest Expense Ratio involves a discharge of Indebtedness (provided that the Indebtedness does not relate to any revolving credit facility that remains to be permanently repaid), the EBITDA and Consolidated Interest Expense for the same period shall be calculated after calculating the Discharge of the same Indebtedness on a pro forma basis, as if the same discharge had occurred on the first day of the same period of calculation;

(a.2) if Net Servicos or any Restricted Subsidiary has, during the calculation period, made any Asset Sale of any person, business or any group of assets constituting an operating unit of a business (any the same transaction constituting a "Sale"), the EBITDA for the same period shall be calculated (x) by subtracting an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of the same Asset Sale for the same period or increased by an amount equal to the EBITDA (if positive) directly attributable to the same assets forming the object of the Asset Sale carried out during the same period, or (y) by adding an amount equal to the EBITDA (if negative) directly attributable to the same assets forming the object of the Asset Sale carried out during the same period. To the degree that Net Servicos or any Restricted Subsidiary is no longer responsible for the same Indebtedness after the same Asset Sale, the Net Consolidated Interest Expense for the same period shall be reduced by an amount equivalent to the Net Consolidated Interest Expense of Net Servicos or any Restricted Subsidiary that has been repaid, repurchased, defeased or otherwise discharged as a result of the same Asset Sale during the period in question (and if significant Representative Portion of Capital Stock of any Restricted Subsidiary has been disposed of, this amount shall be the Net Consolidated Interest Expense for the same period attributable to the Indebtedness of the same Restricted Subsidiary);

(a.3) if during the same calculation period, Net Servicos or any Restricted Subsidiary (whether by incorporation, merger or otherwise) has made an Investment in any Person, as a result of which the latter Person becomes a Restricted Subsidiary, or otherwise acquires any person, business or group of assets constituting an operating unit of a business, including any the same Investment or acquisition of assets that gives rise to an obligation to calculate the Consolidated Interest Expense Ratio in accordance with the definition herein (any one of these transactions constituting an "Acquisition"), the EBITDA and Consolidated Net Interest Expense for the same period shall be calculated after calculating the value of the same Investment or Acquisition on a pro forma basis (including the incurring of any Indebtedness), as if the same Investment or acquisition had occurred on the first day of the period in question;

(a.4) if any Person that comes to be considered as a Restricted Subsidiary during the period in question or that merged with Net Servicos or with any Restricted Subsidiary or was incorporated by the same companies, has carried out any Sale or Purchase that requires an accounting adjustment in accordance with subitems (a.1), (a.2) or (a.3) above, the EBITDA and Consolidated Interest Expense for the period in question shall be calculated after calculating the effect of the same operation on a pro forma basis, as if it had occurred on the first day of the same period; and

(a.5) if any Person that comes to be considered as a Restricted Subsidiary during the period in question or that merged with Net Servicos or with any Restricted Subsidiary or was incorporated by the same companies, and in any case, by means of a Purchase, has discharged any Indebtedness or carried out any Sale or Purchase which, if effected by Net Servicos or by a Restricted Subsidiary during the period in question, would have required an accounting adjustment in accordance with subitems (a.1), (a.2), (a.3) or (a.4) above, the EBITDA and the Net Consolidated Interest Expense for the period in question shall be calculated after calculating the effect of the Sale, Purchase or Discharge in question on a pro forma basis, as if the same operation had occurred on the first day of the relevant period.

For the purposes of this definition, whenever it is necessary to calculate on a pro forma basis the effect of a Asset Sale, Investment or acquisition of assets or any transaction governed by the provisions of Clause 2.16 of the Agreement, the EBITDA for the operations in question and the Net Consolidated Interest Expense associated with any Indebtedness incurred, repaid, repurchased, defeased or otherwise discharged as a result of the operations in question, the associated pro forma calculations shall be carried out by a Director of Net Servicos, based on reasonable assumptions, in the manner determined in this Agreement and in good faith. If any Indebtedness bears a floating rate of interest and is being calculated on a pro forma basis, the interest expense on the same Indebtedness shall be calculated as the average rate in effect during the same period (taking into account any Interest Rate Agreement that applies to the same Indebtedness and that remains in force for an additional period of 12 months reckoned from the relevant calculation date). For the pro forma calculation of any Indebtedness arising in conjunction with a revolving credit facility, the interest expense on the same Indebtedness shall be calculated on the basis of the average daily balance of this Indebtedness during the period in question.

"DEBT INSTRUMENTS" shall mean this Agreement and the respective
Instruments of Debt Confession, the Fourth Issue Debentures, the Notes of the Company, as defined in the Intercreditor Agreements ("Notes"), and the notes issued in the context of the exchange offer for the Floating Rate Notes issued by Net Sul for an amount of US$ 80,000,000.00 maturing in 2005 ("Net Sul Notes"), as well as any eventual Senior Secured Indebtedness that may be contracted by Net Servicos and the Restricted Subsidiaries.

"PERMITTED INVESTMENT" shall mean an investment carried out by Net Servicos or by any Restricted Subsidiary:

(i) in a Restricted Subsidiary, in Net Servicos or in a Person which, as a result of the effecting of the same Investment, comes to be considered as a Restricted Subsidiary;

(ii) in another Person if, as a result of the same Investment, the same Person merges with Net Servicos or with any Restricted Subsidiary, or is incorporated by the same;

(iii) Cash Equivalents;

(iv) receivables of Net Servicos or of any Restricted Subsidiary that are created or acquired by Net Servicos or by any Restricted Subsidiary in the regular course of business, in accordance with normal market practices;

(v) securities or other Investments received as consideration for disposals of property or assets, including Asset Sales made in accordance with the terms of Clause 2.1.1 (IV) of this Agreement, that have been negotiated in accordance with normal market practices;

(vi) securities or other Investments received as payment for credits due to Net Servicos or to any Restricted Subsidiary in the ordinary course of business, or as a result of the execution or foreclosure of any Lien, or in compliance with any judicial order, including such orders relating to bankruptcy, composition with creditors (concordata) or any similar procedure;

(vii) Investments in existence or validly agreed in writing on the date of signing of this Agreement;

(viii) deposits constituted in favor of third parties in the normal course of business with respect to leases or the provision of any public service, in accordance with the definition of Permitted Liens or as agreed under the terms of Clause 2.9 of the Agreement;

(ix) prepaid expenses, including trade credits, arising during the normal course of business;

(x) promissory notes issued by Management Investors, acquired as full payment for shares issued by Net Servicos, whose aggregate principal amount at no time exceeds R$10,000,000 (ten million Brazilian reais), corrected by the IGP-M Adjustment on January 1 of each fiscal year following the Date of Effectiveness;

(xi) other Investments that do not exceed, in aggregate, the following amounts (in each case corrected by the IGP-M Adjustment on January 1 of each fiscal year following the Date of Effectiveness;

(a) R$ 10,000,000 (ten million Brazilian reais), during the fiscal years ending December 31, 2005 and December 31, 2006;

(b) R$ 20,000,000 (twenty million Brazilian reais), during the fiscal year ending

December 31, 2007; and

(c) R$ 35,000,000 (thirty five million Brazilian reais), during the fiscal year ending December 31, 2008 and during each subsequent fiscal year.

"INVESTMENT" shall mean, with regard to any Person, any (i) advance, loan agreement, receivable or extension of credit (including but not limited to those arising from guarantees); (ii) full payment of capital with credits, goods or rights; or (iii) the acquisition of shares, quotas, notes or other debt securities, or any other negotiable securities issued by any Person. Notwithstanding the above terms, the issue by Net Servicos of shares or quotas representing the capital stock, equity interests, partners' rights, participation certificates or any other securities that confer a right to a share in the results of Net Servicos (except where these carry a redemption or repurchase obligation) for exchange for shares or quotas representing the capital stock, equity interests, partners' rights, participation certificates or any other securities that confer a right to a share in the results of another Person or for exchange for assets or any Representative Portion of Capital Stock of another Person shall not be considered to be an Investment by Net Servicos in the same Person.

"CAPITAL EXPENDITURES" shall mean, with regard to any Person, the sum (without duplication) of all the investments that have been made, at any time, whether directly or indirectly, by the Person in question or by any one of its subsidiaries, in equipment, fixed assets, chattels or improvements, as well as the respective replacements or substitutions that, in accordance with Brazilian GAAP, are or should be recorded in the accounts as fixed assets.

"CONSOLIDATED NET INCOME" shall mean, for any period, the net income (loss) of Net Servicos and its Subsidiaries, determined on a consolidated basis, in accordance with Brazilian GAAP.

"PRE-RESTRUCTURING DEBT" shall mean the sum of R$ 606,781,497.00 with the amount in Brazilian reais equivalent to US$ 248,777,479.00, converted into Brazilian reais on the basis of the Exchange Rate for the Date of Effectiveness.

"PERMITTED BUSINESS" shall mean (i) the distribution of signals for pay TV, radio, internet or the provision of other telecommunications services within Brazil and (ii) any business activity related to item (i) above, carried out by Net Servicos or any Restricted Subsidiary on the Date of Effectiveness, as well as the acquisition, interest in or exploitation of any license relating to the business activities described in item (i), the development or acquisition of programming or distribution rights in accordance with item (i) of this definition and any other business involving voice, data or video transmission and telecommunications services;

"PURCHASE OBLIGATIONS" shall mean any Indebtedness Incurred to finance or refinance the deferred payment for the acquisition of any property or assets used in the normal course of business of Net Servicos and its subsidiaries, provided that this Indebtedness is incurred within 6 (six) months of the acquisition of such property or assets.

"APPLICABLE PERCENTAGE" shall mean (i) with respect to the fiscal years ending on or prior to December 31, 2007, 70%; (ii) with respect to the fiscal year ending December 31, 2008, 75%; (iii) with respect to the fiscal year ending December 31, 2009, 80%; and (iv) with respect to the fiscal years ending on or after December 31, 2010, 85%.

"EQUITY INTERESTS" shall mean Representative Portion of Capital Stock, warrants, options or other rights to subscribe to Representative Portion of Capital Stock, albeit while excluding any debt security convertible into Representative Portion of Capital Stock.

"VOLUNTARY PREPAYMENT PERCENTAGE" shall mean, with regard to any voluntary prepayment of Senior Secured Indebtedness, a fraction, represented in percentage form, the numerator of which is the principal amount of the same Senior Secured Indebtedness to be prepaid and the denominator is the total principal value of the obligations relating to the same Senior Secured Indebtedness immediately prior to the prepayment in question.

"PREPAYMENT PERCENTAGE" shall mean, for any date of determination, a fraction, represented in percentage form, the numerator of which is the Principal Amount due on the date of determination, and the denominator is the total principal amount of the Senior Secured Indebtedness outstanding on the same date.

"EXCESS CASH FLOW PREPAYMENT AMOUNTS" shall mean, with respect to any fiscal year, the lesser of (i) the Excess Cash Flow of Net Servicos for the relevant fiscal year multiplied by the Applicable Percentage for the same fiscal year and
(ii) the difference between (a) the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries on December 31 of the same fiscal year less (b) the Minimum Cash Balance for the same fiscal year.

"EXCESS SHARE ISSUANCE PROCEEDS FROM THE RESTRUCTURING" shall mean the Net Cash Proceeds of Net Servicos obtained through the issuance of shares by the same Net Servicos within the context of the Restructuring Plan minus (i) an amount equivalent to 40% (forty per cent) of the amount of Pre-Restructuring Indebtedness minus (ii) the value equivalent to 40% (forty per cent) of interest payments in cash by Net Servicos to Creditors holding its debt securities in connection with the Restructuring Plan minus (iii) the value equivalent to 20% (twenty per cent) multiplied by (a) the total number of shares issued by Net Servicos in the context of the Restructuring Plan at a price per share exceeding R$ 0.35 (thirty five centavos) multiplied by (b) the difference between the average issue price per share of the same shares and R$ 0.35 (thirty five centavos).

"EXCESS PROCEEDS" shall mean any net cash proceeds arising from a Asset Sale that are not applied or invested in accordance with Clause 3.12.1. (IV).

"NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, or the Incurring or issuance of any Indebtedness or the sale or issuance of any shares or quotas representing the capital stock, equity interests, partner's rights, participation certificates or any other securities that confer the right to participate in the results (including, but not limited to any capital contribution) of any Person, the total aggregate amount of cash, Cash Equivalents or securities acquired as a result of a Asset Sale and converted into cash within 30 (thirty) days of the date of the same acquisition, that are received periodically (whether in lieu of initial remuneration, payment or deferred remuneration) for or in the name of the Person in question and in connection with the above operations, after deducting (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, remuneration fees, and other similar fees and commissions; (b) the total amount of taxes paid or payable in connection with or as a result of the same transaction; and (c) with respect to any Asset Sale, (x) all payments arising from any Indebtedness that are secured on any assets forming the object of the Asset Sale in question, in accordance with the terms of any Lien upon such assets, or that must, in accordance with its terms, or in order to obtain the necessary consent for the same Asset Sale, or by virtue of the applicable law, be repaid from the proceeds from the Asset Sale in question and (y) all distributions and other payments due to minority interest holders in subsidiaries or joint ventures as a result of the same Asset Sale, or to any other Person (other than the Net Servicos or a Restricted Subsidiary) that holds rights to the assets disposed of in the Asset Sale in question.

"RESTRUCTURING" shall mean the exchange of the existing Indebtedness of Net Servicos and some of its Restricted Subsidiaries (including, without limitation, the U.S. 12 5/8% Senior Guaranteed Notes maturing in 2004, the Net Sul floating rate notes, due 2005, the existing working capital and bank loan facilities and the convertible and non-convertible debentures denominated in Brazilian reais) for Senior Secured Indebtedness and payment in cash.

"INITIAL CASH BALANCE" shall mean the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries, considering as a basis, the last day of the immediately preceding fiscal year.

"MINIMUM CASH BALANCE" shall mean R$ 120,000,000 (one hundred and twenty million Brazilian reais) (i) corrected on January 1 of each year by the IGP-M Adjustment, or any index that may replace it by the reference date, and (ii) adjusted in accordance with any expense still outstanding that has been contracted by the end of the immediately preceding fiscal year.

"PERSON" shall mean any individual, corporation, company, limited company, voluntary association, joint venture, trust, autonomous government entity, non-corporate organization or government (or any agency, sector or political subdivision of the same) or any other entity of any nature.

"FAIR MARKET VALUE" shall mean, with respect to any asset or property, the price at which the same asset could be negotiated in a transaction under normal market conditions for cash payment, between a seller and buyer that are both free from any pressure or compulsion to complete the transaction. Unless otherwise expressly specified in this Agreement, the Fair Market Value shall be determined in good faith by the Board of Directors of Net Servicos, and must be approved by a Resolution of the Board of Directors; albeit, in the event of any transaction or series of related transactions which, during any period of 12 (twelve) consecutive months that involves an aggregate consideration equal or greater than R$ 75,000,000 (seventy five million Brazilian reais) (with this amount increased by the IGP-M Adjustment on January 1 of each fiscal year following the date of signing of the Agreement), or the equivalent amount in another currency, the Fair Market Value shall also be determined by an Independent Financial Consultant.

"IGP-M ADJUSTMENT" shall mean, on any date of determination, a fraction, the numerator of which is the General Price Index-Market (IGP-M) as calculated and published by the Getulio Vargas Foundation - FGV ("IGP-M") on the same date and the denominator of which is the IGP-M index for January 1, 2004.

"ASSET SALE" shall mean any direct or indirect sale, leasing, conveyance, transfer or other disposal of Representative Portion of Capital Stock of a Restricted Subsidiary (other than shares held by members of the Board of Directors, or by legal imposition), property or other assets, including any licenses for the provision of cable television services or other related activities carried out by Net Servicos or by any Restricted Subsidiary, (each activity constituting a "Disposal" for the purposes of this definition) by Net Servicos or any of its Restricted Subsidiaries (including any disposal by means of a merger, consolidation or similar operation). Notwithstanding the preceding provisions, the following operations shall not be considered as Asset Sales:

(i) a disposal by Net Servicos to a Restricted Subsidiary or by a Restricted Subsidiary to Net Servicos or to another Restricted Subsidiary;

(ii) any disposal arising in the normal course of business, including any disposal of (ii.a) inventory, (ii.b) obsolete assets or (ii.c) surplus assets, or any disposal of Cash Equivalents, or any non-exclusive licensing of intellectual property rights;

(iii) transactions over any 12 (twelve) month period involving assets whose Fair Market Value is less than R$ 3,000,000 (three million Brazilian reais), the amount of which shall be corrected by the IGP-M Adjustment on January 1 of each fiscal year, from January 1, 2004 onwards;

(iv) any swap of operating assets by Net Servicos or any of its Restricted Subsidiaries for operating assets of equal or greater Fair Market Value;

(v) the sale, without recourse, under normal market conditions, of receivables or of securities representing receivables, arising in the normal course of business and existing at the time of the same sale, or conversion or swap, in the normal course of business, of the same receivables for securities representing receivables that are characterized as a "Permitted Investment";

(vi) a Restricted Payment that is permitted under the terms of Clause 2.11 of the Agreement; or

(vii) any disposal of assets permitted under the terms of Clause 2.16 of the Agreement.

                                                                         ANNEX 5
                                                                   TO THE COMMON
                                                                 TERMS AGREEMENT

        LIST OF ACTIONS, PROCEDURES, LIENS, ENCUMBRANCES AND RESTRICTIONS

I. JUDICIAL PROCEEDINGS

                       PLAINTIFF IN
                    ENFORCEMENT ACTION         SUBJECT
   OPERATOR                NO.                 MATTER           OBSERVATIONS
   --------                ---                 ------           ------------
 NET SAO PAULO      FEDERAL GOVERNMENT           Tax
                    1999.61.82.053713-2
                    6th Lower Court of
                    Federal Tax
                    Enforcements

 NET SAO PAULO      MUNICIPALITY                 Tax          Attachment of
                    705.673-7/97-8                            certain assets
                    1st Lower Court of                        that make up the
                    Municipal Tax                             network.
                    Enforcements  - SP


                    FEDERAL GOVERNMENT           Tax
NET SAO PAULO       2004.61.04.008510-2
(SANTOS BRANCH)     5th Lower Federal
                    Court in Santos

 NET SAO JOSE       STATE OF SAO PAULO           Tax          Cable network
   RIO PRETO        20.497/01                                 attachment.
                    Ancillary Service
                    of the SJRPRETO
                    Internal Revenue

 NET SERVICOS       FEDERAL GOVERNMENT           Tax
                    2004.61.82.037766-7
                    5th Lower Court of
                    Federal Tax
                    Enforcements  - SP

 NET SERVICOS       FEDERAL GOVERNMENT           Tax
                    2004.61.82.051947-4
                    5th Lower Court of
                    Tax Enforcements
                    - SP

 NET SERVICOS       UNIBANCO                    Loan
                    000.02.222752-0,           Agreement
                    16th Lower Civil
                    Court of the
                    Central Courts -
                    SP

    NET RIO         STATE OF RIO DE              Tax
                    JANEIRO
                    2001/100-004.229-8

                    MOTION TO STAY
                    EXECUTION NO.
                    2004.001.044.800-3

                    11th Rio de
                    Janeiro Internal
                    Revenue Service.

    NET RIO         STATE OF RIO DE              Tax          Attachment of 5%
                    JANEIRO                                   of Net Rios's
                    2001/100-004.230-4                        monthly
                    11th  Rio de                              revenues.
                    Janeiro Internal
                    Revenue Service.

    NET RIO         STATE OF RIO DE              Tax
                    JANEIRO                                   Attachment
                    2001/100-004.231-6                        of Net Rio's
                    11th  Rio de                              revenues.
                    Janeiro Internal
                    Revenue Service.

    NET RIO         STATE OF RIO DE              Tax
                    JANEIRO
                    2003/100.000.355-8
                    11th Rio de
                    Janeiro Internal
                    Revenue Service.

II. ADMINISTRATIVE PROCEEDINGS:

                       TAX AUTHORITY           SUBJECT
   OPERATOR            PROCEEDING NO.          MATTER            OBSERVATIONS
   --------            --------------          ------            ------------
 NET SAO PAULO      Federal Revenue              Tax
                    Office
                    AI 52385

 NET SAO PAULO      Federal Revenue              Tax
                    Office
                    AI 00503

NET SAO PAULO       Federal Revenue              Tax
                    Office
                    AI 1998.00902-7

 NET SAO PAULO      08.1.81912-35
                    Federal Revenue              TAX
                    Office

 Cabodinamica       Federal Revenue              Tax
                    Office
                    08.109000/03695/03

 CABODINAMICA       Federal Revenue              Tax
                    Office
                    08.109000/03695/03

    NET RIO         Rio de Janeiro               Tax
                    Internal Revenue
                    Service
                    E-04/603.358/94
                    AI n. 791.691

    NET RIO         Rio de Janeiro
                    Internal Revenue             TAX
                    Service
                    E-04/146.770/97
                    AI 01.041552-9

    NET RIO         Rio de Janeiro
                    Internal Revenue             TAX
                    Service.
                    AI 01.049922-6
                    E-04.177.374/98

    NET RIO         Rio de Janeiro               Tax
                    Internal Revenue
                    Service
                    AI 01.053492-3
                    E-04.147.573/97

                                                 Tax
    NET RIO         RIO DE JANEIRO
                    INTERNAL REVENUE
                    SERVICE.
                    E - 04/085.241/2002
                    Infraction Notice
                    No. 03.007333-2

    NET RIO         Federal Revenue              Tax
                    Office
                    15374.001438/99-84

    NET RIO         Federal Revenue              Tax
                    Office
                    04203/02-A

    NET RIO         Federal Revenue              Tax
                    Office
                    04203/02-B

    NET RIO         Federal Revenue              Tax
                    Office
                    04203/02-C

  MULTICANAL        Federal Revenue              Tax
                    Office
                    AI n.
                    15374.004005/2001-20

  DR (Porto         Federal Revenue              Tax
    Alegre)         Office
                    11080.013354/
                    2002-68

  DR (Porto         Federal Revenue              Tax
    Alegre)         Office
                    11080-013.353/2002-13

    NET SUL         Municipality of              Tax
                    Porto Alegre
                    0085/98

   NET BELO         Federal Revenue              Tax
   HORIZONTE        Office
                    0610100/01055/03

III. AGREEMENTS:

              ENCUMBERED         TYPE OF        CONTRACT BENEFITING FROM
OPERATOR      PROPERTIES         LIEN           THE LIEN
--------      ----------         ----           --------
NET CAMPINAS  3,073 Feet of      Conditional    Financing Agreement with
              RG/ Coaxial        Sale           Transfer of Loan in
              MT cables,                        Foreign Currency - BONY
              year of                           signed with UNIBANCO -
              manufacture                       Uniao de Bancos
              1998,                             Brasileiros S/A., filed
              Manufacturer                      with the 1st Registry of
              CommScope,                        Deeds and Documents of
              Inc.                              Campinas - SP, microfilm
                                                No. 283301, value: US$
                                                364,116.59

NET           Attenuators,       Conditional    Financing Agreement with
CAMPINAS      Equalizers,        Sale           Transfer of Loan in
              Amplifiers                        Foreign Currency - BONY
              and Carcass                       signed with UNIBANCO -
              for                               Uniao de Bancos
              Amplifiers,                       Brasileiros S/A., filed
              year of                           with the 1st Registry of
              manufacture                       Deeds and Documents of
              1998,                             Campinas - SP, microfilm
              Manufacturer:                     No. 283302, value: US$
              Scientific                        635,800.07
              Atlanta, Inc.

NET           Attenuators,       Conditional    Financing Agreement with
CAMPINAS      Equalizers,        Sale           Transfer of Loan in
              Amplifiers                        Foreign Currency - BONY
              and Carcass                       signed with UNIBANCO -
              for                               Uniao de Bancos
              Amplifiers,                       Brasileiros S/A., filed
              year of                           with the 1st Registry of
              manufacture                       Deeds and Documents of
              1998,                             Campinas - SP, microfilm
              Manufacturer:                     No. 283303, value: US$
              Scientific                        342,868.14
              Atlanta, Inc.

IV. Nonparticipating Debt, as defined in the Intercreditor Agreement:

                                                                         ANNEX 6
                                                                   TO THE COMMON
                                                                 TERMS AGREEMENT

      LIST OF RESTRICTED SUBSIDIARIES TO BE LIQUIDATED, DISSOLVED OR SPLIT.

--------------------------------------------------------------------------------
Alnor Aluminio do Norte Ltda.
--------------------------------------------------------------------------------
Antenas Comunitarias Brasileiras Ltda.
--------------------------------------------------------------------------------
Cabodinamica TV Cabo Sao Paulo S.A.
--------------------------------------------------------------------------------
CMA Participacoes S.A.
--------------------------------------------------------------------------------
Dabny, L.L.C.
--------------------------------------------------------------------------------
Jonquil Venture Limited
--------------------------------------------------------------------------------
Multicanal Telecomunicacoes S.A.
--------------------------------------------------------------------------------
Net Belo Horizonte Ltda.
--------------------------------------------------------------------------------
Net Brasilia Ltda.
--------------------------------------------------------------------------------
Net Londrina Ltda.
--------------------------------------------------------------------------------
Net Rio S.A.
--------------------------------------------------------------------------------
TV Cabo de Chapeco Ltda.
--------------------------------------------------------------------------------
TV Video Cabo de Belo Horizonte S.A.
--------------------------------------------------------------------------------
Net Recife Ltda.
--------------------------------------------------------------------------------
Net Sao Paulo Ltda.
--------------------------------------------------------------------------------
Net Campinas Ltda.
--------------------------------------------------------------------------------
Net Indaiatuba Ltda.
--------------------------------------------------------------------------------
Net Franca Ltda.
--------------------------------------------------------------------------------
Net Sul Comunicacoes Ltda.
--------------------------------------------------------------------------------
DR- Empresa de Distribuicao e Recepcao de TV Ltda.
--------------------------------------------------------------------------------
Net Joinville Ltda.
--------------------------------------------------------------------------------
Net Florianopolis Ltda.
--------------------------------------------------------------------------------
Net Maringa Ltda.
--------------------------------------------------------------------------------
Net Sao Jose do Rio Preto Ltda.
--------------------------------------------------------------------------------
Net Piracicaba Ltda.
--------------------------------------------------------------------------------
Net Goiania Ltda.
--------------------------------------------------------------------------------
Net Campo Grande Ltda.
--------------------------------------------------------------------------------
Net Sorocaba Ltda.
--------------------------------------------------------------------------------
Net Sao Carlos S.A.
--------------------------------------------------------------------------------
Horizonte Sul Comunicacoes Ltda.
--------------------------------------------------------------------------------
Net Parana Comunicacoes Ltda.
--------------------------------------------------------------------------------
Net Curitiba Ltda.
--------------------------------------------------------------------------------
Net Arapongas Ltda.
--------------------------------------------------------------------------------
Net Ribeirao Preto S.A.
--------------------------------------------------------------------------------
Net Bauru Ltda.
--------------------------------------------------------------------------------
Net Anapolis Ltda.
--------------------------------------------------------------------------------
Reyc Comercio e Participacoes Ltda.
--------------------------------------------------------------------------------